SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K Amendment Number 1

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 2, 2011

HUNT GLOBAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Colorado	333-138184	51-0431963
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer incorporation) Identification Number)

10001 Woodloch Forest Drive, Suite 325, The Woodlands, TX 77380

(Address of Principal Executive Offices) (Zip Code)

281-825-5000

Registrant's telephone number, including area code

 (Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

In a Form 8-K that was filed on March 8, 2011 by Hunt Global Resources, Inc. (“Hunt” or the “Company”), we disclosed that we had closed a transaction with certain shareholders of Carbon Green NA, Inc. (“CGNA”), a private Colorado corporation, whereby we agreed to acquire CGNA stock in exchange for an equity interest in us.  CGNA was the successor company to Carbon Green, Inc.  The first closing of this transaction took place on March 2, 2011 with the signing of a definitive Share Purchase Agreement and Plan of Merger (the “SPA”).  See Item 2.01.  This filing is an update since the transaction occurred and contains financial information required within 75 days of the acquisition date.

Item 2.01     Completion of Acquisition or Disposal of Assets.

Acquisition of CGNA

On March 2, 2011, the Company entered into an acquisition agreement (the "Acquisition Agreement") to acquire 85% of the common stock of CGNA and 96% of the preferred stock of CGNA in exchange for the issuance to ten selling shareholders of CGNA 30,249,256 shares of the Company's common stock, 123,675 shares of the Company's Class A preferred stock (“Class A”) and 123,675 shares of the Company's Class B preferred stock (“Class B”), The holders of Class A have the right to convert each share of Class A for 208 shares of common stock if the common stock trades at an average price of at least $3.00 per share for 10 consecutive trading days or after a period of one year, whichever occurs first. The holders of Class B have the right to convert each share of Class B for 248 shares of common stock if  the common stock trades at an average price of $7.00 per share for 10 consecutive trading days or after a period of two years, whichever occurs first.  In addition, warrants to acquire 24,000 shares of the Company's Class A preferred stock at an exercise price of $208 a share expiring on March 2, 2016, and warrants to purchase 38,285 shares of the Company's Class B preferred stock at an exercise price of $248 a share expiring on March 2, 2016.  Under the Acquisition Agreement, CGNA became a majority-owned subsidiary of the Company.  All of these securities issuable under the Acquisition Agreement are unregistered.

Once the second closing occurs, the Company will have acquired the remaining shares of CGNA common and preferred stock on the same basis as above.  The purpose of the additional acquisition of CGNA shares is to allow the Company to acquire the remaining equity interests in CGNA, resulting in CGNA becoming the Company's wholly-owned subsidiary.  We will issue to the remaining CGNA common and preferred shareholders 5,433,041 shares of the Company's common stock and warrants to purchase 8,027,900 shares of the Company's common stock at an exercise price between $1 and $2.50 a share expiring on various dates between 2012 and 2014. In addition, CGNA will return 17,626 shares of the Company's Class A preferred stock and 6,480 shares of the Company's Class B preferred stock received in connection with the first closing.  We anticipate this closing to occur before the end of the second quarter of 2011.

The Acquisition Agreement also includes provisions for the Company to issue certain directors, employees, advisers, vendors and consultants of CGNA stock options to purchase up to 10,000,000 shares of our common stock, 9,245,000 of which have been designated at an exercise price of $1.00 per share, expiring on March 2, 2014.  These options that have been designated will not begin vesting until September 1, 2011 and will then vest in equal portions over eight quarters.  The Company will also create a stock option plan for its employees.  The plan will provide for stock option grants to purchase up to 8,000,000 shares of Hunt’s common stock.

In connection with our acquisition of CGNA, we appointed Michael P. Horne, a consultant to and shareholder of CGNA’s predecessor, as a Director of our Company effective March 8, 2011.  Mr. Horne is our Chief Financial Officer and Principal Accounting Officer.  In the near future, we may increase the number of Directors to five and appoint one other person to be named by CGNA as an additional new Director.

Pursuant to the SPA, we will be responsible for the payment of CGNA’s and its predecessor’s existing liabilities and ongoing costs.  Included herein are unaudited interim financial statements for the six month period ended December 31, 2010 and the audited financial statements for the year ended June 30, 2011.

The acquisition of Carbon Green under the Acquisition Agreement was intended to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for on a purchase basis.

CGNA Valuation

In conjunction with the acquisition of CGNA, we engaged Lehrer Financial Economic Services (“Lehrer”) to complete a valuation of the CGNA technology and assets.  Lehrer had previously provided a valuation for Hunt common stock and is familiar with the Hunt operations.  The purpose of the valuation of CGNA assets and technology was to assist Hunt management in determining the value of the assets acquired. Lehrer concluded that the intangible assets of CGNA had a value of $139.1 million.  We determined the fair value of current assets, property, plant and equipment and current liabilities based approximated their book value.  In addition, we have made an initial allocation of the valuation of the technology to the individual patents and licenses.  We will continue to review this allocation throughout 2011 and review for impairment at the end of each fiscal year.    Lehrer’s valuation is included herein as Exhibit 99.1.  The value of the acquisition was made based upon the value of the assets of Carbon Green acquired and, as such no goodwill was created due to the thin capitalization of Hunt.

Post-Merger Capitalization of Hunt

Prior to the acquisition of CGNA, certain shareholders of CGNA purchased 1,350,000 shares of Hunt common stock.  The purpose of the issuance of these shares was to provide Hunt working capital and funds to complete the acquisition of CGNA.   The following summarized table assumes the capitalization of the combined company after final closing resulting in the issuance of 35,682,297 shares of Hunt common stock, 106,049 shares of Class A preferred stock (each share convertible into 208 shares of Hunt common stock), 117,195 shares of Class B preferred stock (each share convertible into 248 shares of Hunt common stock), warrants to purchase 8,027,900 shares of Hunt common stock between $1.00 and $2.50 per share, warrants to purchase 18,270 shares of Class A preferred stock at $208 per share and warrants to purchase 16,935 shares of Class B preferred stock at $248 per share.  The table is presented for both basic shares outstanding and fully diluted shares outstanding.

	Hunt Shares Outstanding @ April 30, 2011	Hunt Shares Issued to Carbon Green	Total Outstanding First Closing
Basic:
Common Stock	40,318,670	35,682,297	76,000,967
Series A Preferred	25,680,392	22,058,213	47,738,605
Series B preferred	31,000,000	29,064,238	60,064,238
Shares Outstanding	96,999,062	86,804,748	183,803,810
Pre-merger Carbon Green Holdings in Hunt	(1,350,000)	1,350,000	-
Basic Shares Outstanding	95,649,062	88,154,748	183,803,810
% Ownership	52.04%	47.96%
Fully Diluted:
Common Warrants	19,835,000	8,027,900	27,862,900
Preferred A Warrants (18,270 Preferred)	-	4,992,000	4,992,000
Preferred B Warrants (16,935 Preferred)	-	9,994,400	9,994,400
Fully Diluted Shares Outstanding	115,484,062	111,169,048	226,653,110
% Ownership	50.95%	49.05%

In determining whether a change in ownership occurred, Hunt management reviewed all factors associated with the acquisition of CGNA.  Under the terms of the SPA, Hunt maintains control of the board of directors and all executive management positions except the Chief Financial Officer. The corporate and primary operational offices have been moved to the Hunt corporate office location in The Woodlands, Texas. On both a basic and fully diluted basis, majority ownership is maintained by Hunt shareholders. In addition, under the terms of an agreement between Hunt and CGNA, the final issuance of shares in the second closing will result in CGNA shareholders owning less than 50% of Hunt.  The Company did not consider the stock options to purchase up to 18,000,000 shares of Hunt common stock to be granted in the future as these stock options plans are subject to stockholder approval, will require vesting periods be met and the allocation between Hunt and CGNA stockholders is expected to maintain greater than 50% ownership for non-CGNA stockholders.  Based on these and other lesser factors, we concluded that reverse merger accounting was not required and that Hunt was both the legal and accounting acquirer.  Until the second closing occurs and 100% ownership of CGNA is obtained, Hunt will report a minority interest.  The pro forma financial information included in Exhibit 99.2 are based on Hunt obtaining 100% ownership of CGNA.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 2.01 for details of our unregistered sale of equity securities in connection with our acquisition of CGNA.  These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act or Regulation S.  The certificates to be issued for these unregistered securities will contain a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction. These transactions did not involve a public offering. The recipients were knowledgeable about our operations and financial condition.  The recipients had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  The recipients were accredited investors or foreigners not living in the United States.

Item 8.01     Other Events

The Company is in default on the payment of the first quarter dividend on the Class A preferred stock.  The total amount of dividend accrued as of March 31, 2011 and subsequently unpaid was $93,086.  The Company does not intend to pay these dividends until it has been properly capitalized and/or has sustainable cash flow from operations.

Item 9.01     Financial Statements and Exhibits.

Contained herein are the audited financial statements of Hunt Global Resources, Inc. (for the years ended December 31, 2010 and 2009) and Carbon Green, Inc (for the years ended June 30, 2010 and 2009), the predecessor entity of Carbon Green NA, Inc., a Colorado corporation that was acquired by the Company, as well as the unaudited financial statements of Carbon Green, Inc. (for the six months ended December 31, 2010 and 2009).  The unaudited pro forma information reflecting the combination of Hunt and Carbon Green, Inc., the predecessor company, is included herein as Exhibit 99.2.

Financial Statement Schedules:

Exhibits

Exhibit #	Description
99.1	Lehrer Financial and Economic Advisory Services Specific Market Valuation
99.2	Unaudited Pro Forma Combined Condensed Consolidated Financial Information

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUNT GLOBAL RESOURCES, INC.

By:	/s/ George T. Sharp
George T. Sharp, Chief Executive Officer and Director

By:	/s/ Michael P. Horne
Michael P. Horne, Chief Financial Officer,
Principal Accounting Officer and Director

Date: May 18, 2011

5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Management of

Hunt Global Resources, Inc.

We have audited the accompanying consolidated balance sheets of Hunt Global Resources, Inc. and Subsidiaries (a development stage company) (the “Company”), as of December 31, 2010 and 2009, and the consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the years ended December 31, 2010 and 2009, and for the period from inception, December 1, 2008, to December 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010 and 2009, and for the period from inception, from December 1, 2008 to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

As shown in the financial statements, the Company incurred net losses of $5,316,805 and $10,903,514 for the years ended December 31, 2010 and 2009, respectively.  At December 31, 2010, current liabilities exceed current assets by $5,069,956.  These factors, and the others discussed in Note 3, raise substantial doubt about the Company’s ability to continue as a going concern.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

//s// Ham, Langston & Brezina, LLP

Houston, Texas

April 15, 2011

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,069,473	$5,766
Related party receivables	29,413	58,000
Prepaid royalties to related parties	622,986	274,246
Prepaid expenses and other	59,074	15,000
Total current assets	1,780,946	353,012
Property, plant and equipment, net of accumulated
depreciation of $142,389 and $33,838, respectively	918,047	979,134
Surface mining rights and royalty agreement	3,696,177	3,696,177
Assets held for sale	-	536,265
Other assets	25,000	13,277
Total assets	$6,420,170	$5,577,865

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of notes payable and long-term debt	$4,346,704	$3,763,600
Notes payable to related parties	1,100,000	1,106,144
Accounts payable, including amounts due to related
parties of $162,252	757,879	-
Accrued liability to a related party	276,000	36,000
Accrued interest payable	323,653	429,983
Accrued dividends payable	46,666	-
Total current liabilities	6,850,902	5,335,727
Long-term debt, net of current portion	-	120,000
Total liabilities	6,850,902	5,455,727
Commitments and contingencies:
Shareholders' equity (deficit):
Preferred stock, no par value, 1,000,000 shares authorized
for issuance in classes:
Class A convertible preferred, 125,000 shares authorized,
123,463 and -0- shares issued and outstanding at	2,414,139	-
December 31, 2010 and 2009, respectively
Class B convertible preferred, 125,000 shares authorized,
125,000 and -0- shares issued and outstanding at
December 31, 2010 and 2009, respectively	310,642	-
Common stock, no par value per share, 100,000,000
shares authorized, 37,442,453 and 84,930,121
shares issued and outstanding at December 31, 2010
and 2009, respectively	13,884,175	11,845,021
Loss accumulated during the development stage	(17,039,688)	(11,722,883)
Total shareholders' equity (deficit)	(430,732)	122,138
Total liabilities and shareholders' equity (deficit)	$6,420,170	$5,577,865

The accompanying  notes are an integral part of these consolidated financial statements.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

			For the Period
			From Inception
			December 1, 2008,
	For the Year Ended December 31,		to December 31,
	2010	2009	2010
Operating expenses:
Selling, general, and administrative	$4,269,663	$7,799,388	$12,142,931
Depreciation and amortization	108,550	33,838	142,388
Total operating expenses	4,378,213	7,833,226	12,285,319

Loss from operations during the
development stage	(4,378,213)	(7,833,226)	(12,285,319)

Other income and (expense):
Interest and other income	13,555	655	14,210
Interest expense	(758,396)	(945,447)	(2,449,332)
Gain (loss) on debt conversion	-	(927,981)	(927,981)
Equity in loss of Momentum	(188,671)	(30,000)	(218,671)
Loss on investment	(5,080)	(1,167,515)	(1,172,595)
Total other income and (expense), net	(938,592)	(3,070,288)	(4,754,369)

Net loss	(5,316,805)	(10,903,514)	(17,039,688)

Preferred stock dividends	(46,666)	-	(46,666)
Net loss attributable to common stock	$(5,363,471)	$(10,903,514)	$(17,086,354)

Net loss per common share -
basic and diluted	$(0.07)	$(0.15)

Weighted average shares outstanding -
basic and diluted	76,507,008	71,510,060

The accompanying  notes are an integral part of these consolidated financial statements.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Class A Preferred Stock		Class B Preferred Stock		Common Stock		Losses Accumulated During the Development
	Shares	Amount	Shares	Amount	Shares	Amount	Stage	Total
Balance at inception, December 1, 2008	-	$-	-	$-	4,878,000	$-	$-	$-
Issuance of common stock for leasehold agreement	-	-	-	-	50,146,427	91,000	-	91,000
Issuance of common stock to compensate debt-holders	-	-	-	-	2,729,845	682,056	-	682,056
Net loss	-	-	-	-	-	-	(819,369)	(819,369)
Balance at December 31, 2008	-	-	-	-	57,754,272	773,056	(819,369)	(46,313)

Issuance of common stock in settlement of debt and payment of interest expense	-	-	-	-	55,108	13,770	-	13,770
Common stock and warrants sold as units in a private placement	-	-	-	-	2,506,000	2,506,000	-	2,506,000
Common stock and warrants issued in units in settlement of debt	-	-	-	-	2,052,000	2,052,000	-	2,052,000
Common stock and warrants issued in units to consolidate and extend debt	-	-	-	-	950,000	950,000	-	950,000
Issuance of common stock to amend debt	-	-	-	-	200,000	200,000	-	200,000
Issuance of common stock for services	-	-	-	-	21,412,741	5,350,195	-	5,350,195
Net loss	-	-	-	-	-	-	(10,903,514)	(10,903,514)
Balance at December 31, 2009	-	-	-	-	84,930,121	11,845,021	(11,722,883)	122,138

Common stock issued for debt settlement	-	-	-	-	370,358	193,000	-	193,000
Sale of common stock	-	-	-	-	3,819,537	1,699,000	-	1,699,000
Exercise of options	-	-	-	-	73,333	9,000	-	9,000
Common stock and warrants sold as units in a private placement	-	-	-	-	1,728,000	1,728,000	-	1,728,000
Common stock issued for investment	-	-	-	-	220,451	55,080	-	55,080
Issuance of common stock for services	-	-	-	-	2,981,145	1,126,521	-	1,126,521
Exchange of Class A and Class B preferred stock for common	123,463	2,414,139	125,000	357,308	(56,680,492)	(2,771,447)	-	-
Preferred stock dividends	-	-	-	(46,666)	-	-	-	(46,666)
Net loss	-	-	-	-	-	-	(5,316,805)	(5,316,805)
Balance at December 31, 2010	123,463	$ 2,414,139	125,000	$ 310,642	37,442,453	$ 13,884,175	$ (17,039,688)	$ (430,732)

The accompanying  notes are an integral part of these consolidated financial statements.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the Period
			From Inception,
			December 1, 2008
	For the Year Ended December 31,		to December 31,
	2010	2009	2010
Cash flows from operating activities
Net loss	$(5,316,805)	$(10,903,514)	$(17,039,688)
Adjustments to reconcile net income to
net cash flow from operating activities:
Depreciation and amortization	108,550	33,838	142,388
Loss on investment	5,080	1,167,515	1,172,595
Loss (gain) on debt conversion	-	927,981	927,981
Equity in losses of Momentum	188,671	30,000	218,671
Issuance of common stock for services	1,126,521	5,350,195	6,476,716
Common stock issued for interest expense	-	206,885	888,941
Investment exchanged for services	-	10,000	10,000
Issuance of note payable for consulting	-	500,000	500,000
Changes in operating assets and
liabilities, net of acquisitions:
Related party receivables	28,587	80,770	(29,413)
Prepaid expenses and other	(379,537)	(271,969)	(682,060)
Accounts payable and accrued liabilities	1,400,903	531,309	1,998,849
Net cash used in operating activities	(2,838,030)	(2,336,990)	(5,415,020)
Cash flows from investing activities
Purchases of property, plant and equipment	(47,463)	(2,972)	(50,435)
Investment in Momentum	(188,671)	-	(188,671)
Other investments	(25,000)	-	(25,000)
Investment in Reserve Oil Technologies	-	(46,416)	(46,416)
Proceeds from sale of Reserve Oil Technologies	586,265	-	586,265
Net cash used in investing activities	325,131	(49,388)	275,743
Cash flows from financing activities
Proceeds from notes payable	193,000	38,699	481,699
Payments on long term debt	(52,394)	(152,555)	(214,949)
Proceeds from issuance of common stock	3,436,000	2,506,000	5,942,000
Net cash provided by financing activities	3,576,606	2,392,144	6,208,750

Increase in cash and cash equivalents	1,063,707	5,766	1,069,473
Cash and cash equivalents, beginning of period	5,766	-	-
Cash and cash equivalents, end of period	$1,069,473	$5,766	$1,069,473
Supplemental disclosure of cash flow information:
Interest paid	$355,372	$484,252
Income taxes paid	$-	$-

The accompanying  notes are an integral part of these consolidated financial statements.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     ORGANIZATION AND NATURE OF BUSINESS

Hunt Global Resources, Inc.  (A Colorado corporation) and Subsidiaries (“Hunt” or the “Company”) is a Houston based development stage company focused on the production of aggregates, including sand and gravel. The Company’s business model centers on using new, “green” and more efficient extraction and processing methods to enhance profit and shareholder value. The Company has two wholly-owned Subsidiaries, Hunt Global Resources, Inc.   (A Texas Corporation) and Hunt BioSolutions, Inc. (A Texas Corporation).

Mining Property

On December 1, 2008, the Company entered into the Hunt Land and Mineral Lease Agreement (the “Mining Agreement”) and secured the surface mining rights to 350 acres of land in northwest Houston which contains high-grade sand and gravel reserves. The majority owners of the land are Jewel and Lisa Hunt (44.45%), officers and directors of the Company, and Mallie Hunt Adams (44.45%).

In exchange for the mining rights, the Company issued to the owners of the land 91,000,000 shares of common stock as founders’ shares valued at $91,000.  In addition, the Company assumed debt on the mining property and related accrued interest in the amount of $3,605,177.  Per the terms of the Mining Agreement, the Company will pay the land owners a royalty of 10% of the sold price of all products mined, processed, removed or manufactured and sold from the mining site.  The term of the lease is twenty years and expires on December 31, 2028 unless extended in writing by the parties to the lease.  The Company is responsible for the maintenance of the property and all property taxes during the term of the lease.  Management estimates that the land under the Mining Agreement has reserves of sand and gravel that are expected to provide production for 18 years.

Reverse Merger

On January 19, 2010, Tombstone Technologies, Inc. ("Tombstone"), a Colorado corporation, entered into a plan of merger with the Company that was completed on October 29, 2010.  Under the plan of merger, the Company's shareholders exchanged 100% of their equity interests in the Company for 94.6% of Tombstone's outstanding stock on a fully diluted,  as-converted basis. Although Tombstone was the surviving legal entity; the Company remains the financial reporting entity and the merger was treated as a recapitalization of the Company. The transaction was considered a recapitalization because, prior to the transaction, Tombstone was a public shell company with essentially no assets or operations and, upon completion of the transaction, the Company's shareholders emerged with a controlling 94.6% interest in the merged Company.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

When considering the merger, there were no dissenting shareholders of the Company. However, all shareholders have not tendered their shares and the Company is actively communicating with the non-tendering shareholders to effect their right to receive Tombstone shares. Subsequent to the transaction, Tombstone changed its name to match the Company's name, Hunt Global Resource, Inc.  In connection with the recapitalization, shareholders of the Company received Tombstone shares as follows:

•      29,000,000 shares of restricted common stock to the holders of the Company's common and preferred Stock;

•      125,000  shares of Class  A  convertible  preferred stock (having  a conversion ratio of one preferred share to 208 common shares) to certain holders of the Company's common stock.  The Class A has a deemed purchase price of $10.00 per share, ranks senior to common stock and all other classes of preferred stock, bear no dividends, has voting rights of two hundred eight (208) votes for each Class A share  and has a liquidation preference of $10,000 per share.  The holders of Class A have the right to convert each share of Class A for 208 shares of common stock if the Common Stock trades at an average price of at least $3.00 per share for 10 consecutive trading days or after a period of one year, whichever occurs first.

•       125,000  shares of Class  B  convertible  preferred  stock (having  a conversion ratio of one preferred share to 248 common shares and a quarterly dividend of $0.56 per share) to certain “Controlling Stockholders” (Jewel Hunt, Lisa Hunt and George Sharp, through his company, Crown Financial) of the Company's common stock. The Class B includes a deemed purchase price of $10 per share, ranks senior to common stock and all other classes of preferred stock except Class A, bears a dividend of $0.56 per share on a quarterly basis commencing on January 1, 2011, has voting rights of two hundred forty eight (248) votes for each one (1) share of Class B shares and has a liquidation preference of $10,000 per share.  The holders of Class B have the right to convert each share of Class B for 248 shares of common stock if  the common stock trades at an average price of $7.00 per share for 10 consecutive trading days or after a period of two years, whichever occurs first.

•      A reserve for issuance of  an additional  10,265,999 additional shares of common stock for the exercise of stock options for 1,689,999 shares of Hunt common stock that have been extended for two years and the exercise of Hunt warrants for  8,576,000 shares of Hunt common stock.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At the date of the merger/ recapitalization transaction the Company's shareholders received Tombstone common shares as follows:

•       The holders of 7,436,000 shares of the Company's preferred stock and warrants to purchase 8,576,000 shares of the Company's common stock received common stock of Tombstone on a one for one basis.

•       The holders of 142,564,001 shares of the Company's common stock received the equivalent of 82,564,000 shares of Tombstone common stock which, based on the conversion ratio, resulted in a the same effect as 1 for 1.814622 reverse split of the Company's existing common stock. The Company's common shareholders received Tombstone shares as follows:

Number of
Common Stock
Equivalents
Common shares outstanding on the date of the merger transaction	142,564,001
Less effect of exchange ratio	(64,000,001)
Tombstone common stock equivalents received	78,564,000
Class B preferred stock received by Controlling Stockholders	(31,000,000)
Remaining Tombstone common stock equivalents	47,564,000
Class A preferred stock issued on a pro-rata basis based on the remaining
Tombstone common stock equivalents	(26,000,000)
Tombstone common stock issued on a pro-rata basis based on the
remaining Tombstone common stock equivalents	21,564,000
Tombstone common stock issued to the Company’s
preferred shareholders on a one-for-one basis	7,436,000
Shares of common stock of Tombstone outstanding prior to the merger	4,878,000
Total common shares outstanding or issuable at the date of merger	33,878,000

The merger was intended to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for on a purchase basis. The capital accounts of the Company have been adjusted on a retroactive basis to reflect the merger/recapitalization.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

In June 2009, the Financial Accounting Standards Board issued the FASB Accounting Standard Codification ™ (the “Codification” or "ASC"). The Codification becomes the single source of authoritative nongovernmental accounting standards generally accepted in the United States of America ("GAAP"), superseding existing authoritative literature. The codification establishes one level of authoritative GAAP. All other literature is considered non-authoritative. This Statement was effective beginning with our consolidated financial statements issued for the year ended December 31, 2009. As a result, references to authoritative accounting literature in our consolidated financial statement disclosures are referenced in accordance with the Codification.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Hunt and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates primarily relate to the assessment of warrants and debt and equity transactions and the estimated lives and methods used in determining depreciation of fixed assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments having maturities of three months or less at the date of purchase.

Equity Method Investments

The Company accounts for non-marketable investments using the equity method of accounting if the investment provides the Company with the ability to exercise significant influence over, but not control of, an investee. Significant influence generally exists with an ownership interest representing between 20% and 50% of the voting stock of an investee. Under the equity method of accounting, investments are stated at initial cost and adjusted for subsequent additional investments and the Company's proportionate share of earnings or losses and distributions. The Company currently has one equity method investee, Momentum, and we record our share of Momentum's earnings or losses in equity in losses of Momentum in the accompanying consolidated statements of operations. Where the Company's  investment balance is reduced to zero from its proportionate share of losses, as in the case of Momentum, the investments are accounted for under the cost method. Under the cost method, investments are carried at cost and adjusted only for other-than-temporary declines in fair value, distributions of earnings or additional investments.

Property, Plant and Equipment, Net

Property and equipment is recorded at original cost. Assets acquired in connection with business combinations are recorded at the assets’ fair value.  Repairs and maintenance are charged to expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful lives of assets.  This method is applied to group asset accounts, which in general have the following lives:  buildings and leasehold improvements – 15 years; machinery and equipment– 5 to 7 years; furniture, fixtures and software – 5 years; and computer hardware – 3 years.  When we retire or dispose of property, plant or equipment, we remove the related cost and accumulated depreciation from our accounts and reflect any resulting gain or loss in our consolidated statements of operations.

The recoverability of our long-lived assets and certain identifiable intangibles are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. Such evaluations for impairment are significantly impacted by estimates of future prices, capital needs, economic trends in the applicable construction sector and other factors. If  such assets are considered  to be impaired, the impairment is measured by the amount by which the carrying amount of the assets exceed their fair value. Assets to be disposed of by sale are reflected at the lower of their carrying amounts, or fair values, less cost to sell.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Surface Mining Rights

A significant portion of our intangible assets are contractual rights in place associated with obtaining, zoning, permitting and other rights to access and extract aggregates reserves. Contractual rights in place associated with aggregates reserves are amortized using a unit-of-production method based on estimated recoverable units. Other intangible assets are amortized principally by the straight-line method.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels as described below:

Level 1:	Quoted prices in active markets for identical assets or liabilities;
Level 2:	Inputs that are derived principally from or corroborated by observable market data;
Level 3:	Inputs that are unobservable and significant to the overall fair value measurement.

Stripping Costs

In the mining industry, the costs of removing overburden and waste materials to access mineral deposits are referred to as stripping costs.  Stripping costs incurred during the production phase are considered a cost of extracted minerals and are included as a component of inventory to be recognized in cost of sales in the same period as the revenue from the sale of the inventory.  Stripping costs incurred during the development stage of a mine (pre-production stripping) are excluded from inventory cost. Pre-production stripping costs will be expensed as incurred.

Other Costs

Costs are charged to earnings as incurred for the start-up of new plants and for normal recurring costs of mineral exploration and research and development.

Reclamation Costs

Reclamation costs resulting from the normal use of long-lived assets are recognized over the period the asset is in use only if there is a legal obligation to incur these costs upon retirement of the assets. Additionally, reclamation costs resulting from the normal use under a mineral lease are recognized over the lease term only if there is a legal obligation to incur these costs upon expiration of the lease. The obligation, which cannot be reduced by estimated offsetting cash flows, is recorded at fair value as a liability at the obligating event date and is accreted through charges to operating expenses. This fair value is also capitalized as part of the carrying amount of the underlying asset and depreciated over the estimated useful life of the asset. If the obligation is settled for other than the carrying amount of the liability, a gain or loss is recognized on settlement.

In determining the fair value of the obligation, the cost for a third party to perform the legally required reclamation tasks, including a reasonable profit margin, is estimated. The estimated cost is then increased for both future estimated inflation and an estimated market risk premium related to the estimated years to settlement. Once calculated, this cost is discounted to fair value using present value techniques with a credit-adjusted, risk-free rate commensurate with the estimated years to settlement.

In estimating the settlement date, the current facts and conditions are evaluated to determine the most likely settlement date. If this evaluation identifies alternative estimated settlement dates, a weighted-average settlement date, considering the probabilities of each alternative, is used.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Reclamation obligations are reviewed at least annually for a revision to the cost or a change in the estimated settlement date. Additionally, reclamation obligations are reviewed in the period that a triggering event occurs that would result in either a revision to the cost or a change in the estimated settlement date. Examples of events that would trigger a change in the cost include a new reclamation law or amendment of an existing mineral lease. Examples of events that would trigger a change in the estimated settlement date include the acquisition of additional reserves or the closure of a facility.

Environmental Compliance

Environmental compliance costs are expected to include maintenance and operating costs for pollution control facilities, the cost of ongoing monitoring programs, the cost of remediation efforts and other similar costs. Although we have not incurred any significant environmental compliance expenses to date, we will expense or capitalize environmental expenditures for current operations or for future revenues consistent with our capitalization policy.

Costs for environmental assessment and remediation efforts will be accrued when the Company determines that a liability is probable and a reasonable estimate of the cost can be determined.  At the early stages of a remediation effort, environmental remediation liabilities are not easily quantified due to the uncertainties of varying factors. The range of an estimated remediation liability is defined and redefined as events in the remediation effort occur.

Earnings per share (EPS)

The Company reports two earnings per share numbers, basic and diluted. These are computed by dividing net earnings (loss) by the weighted-average common shares outstanding (basic) or weighted-average common shares outstanding assuming dilution (diluted).

All dilutive common stock equivalents are reflected in our earnings per share calculations. Anti-dilutive common stock equivalents are not included in our earnings per share calculations. The number of potentially dilutive common stock equivalents that have been excluded from the calculation of diluted earnings per share because their effect would be anti-dilutive for the years ended December 31, 2010 and 2009, were 68,907,508 and 7,197,999, respectively. An analysis of the potentially dilutive common stock equivalents at December 31, 2010 and 2009 is as follows:

	December 31,
	2010	2009
Warrants for purchase of common stock	11,270,000	6,168,000
Options for purchase of common stock	956,666	1,029,999
Preferred stock convertible to common stock	56,680,392	-
Total common stock equivalents	68,907,508	7,197,999

Income Taxes

We use the liability method of accounting for income taxes. Under this method, we record deferred income taxes based on temporary differences between the financial reporting and tax bases of assets and liabilities and use enacted tax rates and laws that we expect will be in effect when we recover those assets or settle those liabilities, as the case may be, to measure those taxes. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, receivables, and payables approximated fair value because of the relatively short maturity of these instruments. The carrying values of other financial instruments approximate their respective fair values.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Share-Based Payment Arrangements

Compensation expense for all share-based payment awards, including employee stock options, is measured and recognized based on estimated fair values. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods, if any.

The fair value of stock option awards is estimated on the date of grant using an option-pricing model.  The Company uses the Black-Scholes option-pricing model (“Black-Scholes Model”) as its method of valuation for share-based awards. The determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company's stock price, as well as assumptions regarding a number of subjective variables.  These variables include, but are not limited to, expected stock price volatility over the term of the awards, as well as actual and projected exercise and forfeiture activity.

The Company follows the guidance of the Codification as described in ASC 505-50 “Equity Based Payments to Non-Employees” for transactions in which equity instruments are issued in exchange for the receipt of goods or services to non-employees. The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”), which requires additional disclosures about the various classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements and the transfers between Levels 1, 2, and 3. The disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for interim and annual reporting periods beginning after December 15, 2010. This guidance did not have a material impact on the Company's consolidated financial statements.

3.   GOING CONCERN CONSIDERATIONS

Hunt has incurred significant losses from operations since inception, has limited financial resources and a significant deficit in working capital at December 31, 2010. These factors raise substantial doubt about Hunt’s ability to continue as a going concern. Hunt’s consolidated financial statements for the year ended December 31, 2010 have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company currently has an accumulated deficit of $17,039,688 through December 31, 2010. Hunt’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and, ultimately, achieve profitable operations. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

4.    ACQUISITIONS AND DIVESTITURES

Reserve Oil Technologies, LLC

On February 27, 2009, the Company (along with four individual investors) formed Reserve Oil Technologies, LLC (the “LLC”). Under their agreement, the four investors agreed to provide a maximum of $1,000,000 in financing to the LLC (including $250,000 previously loaned to the Company) to purchase certain oil and gas leases in Bastrop County, Texas containing at least 70 previously drilled wells.  The original ownership of this LLC was to be 25% to Hunt, 10% to the managing individual investor, and 65% to the four individual investors as a group.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACQUISITIONS AND DIVESTITURES, continued

On March 1, 2009, the Company issued promissory notes to the four investors totaling $1,000,000 as guaranty for their maximum investment, including the conversion of the $250,000 in previous notes, and the four investors were issued a total of 950,000 shares of the Company's common stock along with 950,000 warrants to purchase common stock during the ensuing 4 years for $1.00 per share as a financing premium (see Note 7).

On December 15, 2009, the Company entered into agreements with the four investors to acquire the investors entire interest in the LLC and retire the outstanding $1,000,000 in notes payable with accrued interest to the four investors for the issuance of 2,052,000 shares of the Company's common stock along with 2,052,000 warrants to purchase common stock during the ensuing 4 years for $1.00 per share (see Note 7).

On December 22, 2009, the Company entered into a sales agreement for all  oil and gas leases owned by the LLC for a sales price of $1,100,000 less offsets for vendor liens, prospective vendor liens and defective leases.  The transaction funded during the first quarter of 2010 with net proceeds received by Hunt of $586,265.  The Company recorded a corresponding loss on investment of $1,167,515 in December 2009 to write down our investment in the LLC to its fair market value.

Momentum Biofuels, Inc.

On August 21, 2009, the Company entered into an agreement with Momentum Biofuels, Inc. (“Momentum”), under which the Company agreed to  acquire certain assets and assume certain liabilities, obligations and commitments of Momentum as shown in the analysis below. The assets received by the Company were Momentum's physical assets, including the biodiesel plant located in Pasadena, Texas, and all intellectual property, processes, techniques and formulas for creating biofuels and related products.

The Company also entered into a License Agreement with Momentum, which grants the Company the right  to use, improve, sublicense and commercialize the intellectual property described in the Agreement, in exchange for a 3% royalty on the gross and collected revenue received by the Company from the sale of bio-diesel and related products and from revenues received by the Company from its proposed commercial sand business. Momentum assigned its royalty rights to its parent, Momentum-Colorado, in exchange for 40,000,000 common shares of Momentum-Colorado, which was equal to approximately 39% of the issued and outstanding stock at the date of the License Agreement, to be issued to Hunt. The 40,000,000 shares are subject to a non dilution agreement.

On October 9, 2009, the Momentum transaction was consummated and on December 31, 2009, the Company received the 40,000,000 shares of common stock of Momentum described in the previous paragraph and transferred 10,000,000 shares to Crown Financial, LLC (see Note 10 below for further details). The 40,000,000 shares of Momentum common stock issued to Hunt were valued at their par value due to the doubt about Momentum’s ability to continue as a going concern as disclosed in its annual report.  During 2009, the Company recognized loss from its investment in Momentum only to the extent of its initial investment of $30,000. During 2010, the Company recognized a loss in Momentum of $188,671.  The following table summarizes the fair values of the assets acquired and the liabilities assumed under the Momentum agreement:

Estimated
Value
Assets acquired:
Plant	$998,000
Plant equipment	12,000
Investment in Momentum	40,000
Total assets acquired	$1,050,000
Liabilities assumed:
Accrued interest	$45,000
Bathgate notes payable	600,000
Brand Energy notes payable	185,000
Other notes payable	220,000
Total liabilities assumed	$1,050,000

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ACQUISITIONS AND DIVESTITURES, continued

Not shown in the analysis, the Company further agreed to assume Momentum’s commitment under a sub-lease agreement between Momentum and Brand Infrastructure and Services, Inc., including any past due rent, assessments and other charges related to the property.

Momentum Biofuels, Inc.

Summarized financial information for Momentum, assuming a 100% ownership interest, is as follows:

	December 31,
	2010	2009
Balance Sheets
Current liabilities	$2,100,000	$2,124,527
Noncurrent liabilities	-	120,000
Stockholder' deficit	(2,100,000)	(2,244,527)

		October 9, 2009
		(Acquisition Date)
		To
	2010	December 31, 2009
Statements of Operations
Plant expenses	$-	$26,891
General and administrative expenses	195,831	541,845
Loss from operations	(195,831)	(568,736)
Net loss attributable to shareholders	(193,831)	(590,268)
Equity in losses of Momentum	(188,671)	(30,000)

5.    PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,
	2010	2009
Plant	$998,000	$998,000
Machinery and equipment	12,000	12,000
Vehicles	25,000	-
Furniture and fixtures	22,464	2,972
	1,057,464	1,012,972
Less accumulated depreciation	(142,389)	(33,838)
Property, plant and equipment, net	$918,047	$979,134

Total depreciation expense for the years ended December 31, 2010 and 2009 was $108,550 and $33,838, respectively.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.    NOTES PAYABLE AND LONG-TERM DEBT, INCLUDING RELATED PARTY NOTES PAYABLE

Notes payable and long-term debt consists of the following:

	December 31,
	2010	2009
Mortgage note payable to an individual, bearing interest of 18% per year, payable on October 18, 2008, collateralized by Deed of
Trust and Security Agreement on real property owned by a
company owned by a stockholder of the Company and by
officers, directors and stockholders of the Company, consisting in an undivided 88.89 percent interest in a tract of land
containing 553.735 acres in Montgomery County, Texas.	$2,959,354	$2,450,000
Mortgage note payable to a company, bearing interest of 18% per year, payable on October 18, 2008, collateralized by Deed of
Trust and Security Agreement on real property owned by an
unrelated individual and by officers, directors and stockholders of the Company, consisting of 6.066 acres in Montgomery
County, Texas.	635,000	35,000
Mortgage note payable to a company, bearing interest of 15% per year, payable on April 1, 2010, collateralized by Deed of Trust and Security Agreement on real property owned by officers,
directors and stockholders of the Company, consisting of
21.676 acres in Montgomery County, Texas.	123,600	123,600
Mortgage note payable to a company, bearing interest of 18% per year, payable on April 17, 2008, collateralized by Deed of Trust and Security Agreement on real property owned by officers,
directors and stockholders of the Company, consisting of Lot
13 of Carriage Hills subdivision in Montgomery County, Texas.	60,000	60,000
Note payable to an individual for consulting services, bearing interest of 8% per year, payable on December 1, 2009,
collateralized by personal guaranty of officers, directors and
stockholders of the Company.	250,000	250,000
Note payable to a company, bearing interest of 8% per year,
payable January 9, 2010, collateralized by personal guaranty of
officers, directors and stockholders of the Company.	138,750	185,000
Notes payable to an individual, bearing interest of 10% per year,
payable on May 1, 2013, unsecured.	95,000	95,000
Note payable to an individual, bearing interest of 10% per year, payable on demand, collateralized by Security Agreement
covering certain equipment which the Company acquired from
Momentum.	60,000	60,000
Note payable to an individual, bearing interest of 10% per year, payable on April 8, 2014, collateralized by Security Agreement
covering 250,000 shares of stock of Momentum.	25,000	20,000
Total notes payable and long-term debt	4,346,704	3,883,600
Less current portion	(4,346,704)	(3,763,600)
Long term debt	$-	$120,000

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. NOTES PAYABLE AND LONG-TERM DEBT, INCLUDING RELATED PARTY NOTES PAYABLE, continued

Notes payable to related parties consist of the following:

	December 31,
	2010	2008

Notes payable to two individual stockholders, non-interest bearing,
payable on demand, unsecured.	$-	$6,144
Notes payable to fourteen stockholders of Momentum assembled by an investment banking company, bearing interest of 10% per year, payable on December 31, 2010, collateralized by a Security
Agreement covering all property, plant and equipment, and other
assets which the Company acquired from Momentum	600,000	600,000
Note payable to a company controlled by an officer of the Company for financial and management consulting services, bearing
interest of 8% per year, payable on January 1, 2010, unsecured.	500,000	500,000
Notes payable to related parties	$1,100,000	$1,106,144

The Company was in default on $5,446,704 and $3,395,000 of the total notes payable balance as a result of being past due on payments as of December 31, 2010 and 2009, respectively.

Following is analysis of the contractual future annual maturities of notes payable and long-term debt, including related party notes payable, at December 31, 2010:

Year ending December 31,	Amount

2011	$5,326,704
2012	-
2013	95,000
2014	25,000
$5,446,704

7.    SHAREHOLDERS’ EQUITY

All share amounts and characteristics presented in these consolidated financial statements have been adjusted on a retroactive basis to reflect the recapitalization transaction with Tombstone as described in Note 1.  The primary effects of this transaction were as follows:

•      The common share exchange ratio for Tombstone shares had the impact of a 1 for 1.814622 reverse split of the Company's existing common stock.

•      The Company's existing preferred stock was exchanged for Tombstone common stock on a one for one basis and accordingly, the consolidated statements of shareholders' equity does not present preferred stock until new preferred shares were issued by Tombstone at the October 29, 2010 recapitalization date.

•      Tombstone shares, both common and preferred are no par value shares and, accordingly, amounts previously presented in additional paid-in capital are included in the share value in the consolidated statement of shareholders' equity.

•      Options and warrants of both Tombstone and the Company that were outstanding at the date of the recapitalization remain outstanding without adjustment after the recapitalization.

•      Tombstone shares outstanding at the date of the recapitalization are considered to be outstanding in all periods presented.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. SHAREHOLDERS’ EQUITY, continued

Common Stock

Presented below is an analysis of common stock activity during the years ended December 31, 2010 and 2009:

		Shares Issued	Per Share Value	Total Value
2008 Share Issuances
Acquisition of mining lease, with shares
valued based on estimated predecessor
Cost	(1)	50,146,427	$0.00	$91,000
Interest to debt-holders	(2)	2,729,845	0.25	682,056

2009 Share Issuances
Issuance of common stock in settlement of
debt	(2)	27,554	0.25	6,885
Issuance of common stock in settlement of
accrued interest	(2)	27,554	0.25	6,885
Sale of common stock and warrants in units
in a private placement	(3)	2,506,000	1.00	2,506,000
Issuance of common stock with warrants in
units in settlement of debt	(4)	2,052,000	1.00	2,052,000
Issuance of common stock with warrants in
units to extend and consolidate debt	(4)	950,000	1.00	950,000
Issuance of common stock with warrants in
units for debt amendment	(4)	200,000	1.00	200,000
Issuance of common stock for services	(2)	21,412.741	0.25	5,350,195

2010 Share Issuances
Issuance of common stock in settlement of
debt	(5)	370,358	0.45 - 0.91	193,000
Sale of common stock in a private placement	(6)	3,819,537	0.25 - 1.00	1,699,000
Sale of common stock and warrants in units
in a private placement	(3)	1,728,000	1.00	1,728,000
Issuance of common stock for an investment	(2)	220,451	0.25	55,080
Issuance of common stock for services	(7)	2,981,145	0.25 - 1.30	1,126,521
Issuance of common stock upon exercise of
options	(6)	73,333	0.10 - 0.20	9,000

(1)   These shares were issued to the three property owners of the sand and gravel mining land that forms the basis of the Company's Mining Agreement (see Note 1). The value of the shares issued to the property owners was recorded at $91,000, which approximates the owners historic cost in the property under lease.

(2)    The value assigned to these shares was based on a valuation of the Company at June 30, 2010, adjusted for changes during period from the valuation date through December 31, 2010 and after consideration of the value of preferred shares and warrants sold for cash as described in (3) below.  The actual number of shares and value of these shares have been adjusted on a retroactive basis for the share exchange that occurred in connection with the October 29, 2010 recapitalization transaction with Tombstone (see Note 1).

(3)   These shares were recorded based on actual cash proceed received. These units were, at the time of the sales, preferred shares with detachable warrants for a similar number of common shares that were exercisable for a period of 2 to 4 years at a price of $1.00 per share.   Preferred shares were exchanged for common shares on a one for one basis in the recapitalization transaction with Tombstone that closed on October 29, 2010 (see Note 1). The warrants for common shares remained exercisable for the same number of pre-recapitalization shares subsequent to the recapitalization transaction.

(4)  These shares were valued based on the cash proceeds received in cash sales of  similar units as described in (3) above.

(5)   These shares were valued based on the cash proceeds received in cash sales of common stock near the time of the debt conversions.

(6)   These shares were recorded based on actual cash proceeds received.

(7)   These shares were value in two ways as follows: (i) based on the cash proceeds received in cash sales of common stock near the time of the service awards, and (ii) based on a valuation of the Company at June 30, 2010, adjusted for changes during the period from the valuation date through December 31, 2010 and after consideration of the value of preferred shares and warrants sold for cash as described in (3) below. The actual number of shares and value of these shares have been adjusted on a retroactive basis for the share exchange that occurred in connection with the October 29, 2010 recapitalization transaction with Tombstone (see Note 1).

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 31, 2011, the shareholders of the Company approved an increase in the authorized shares from 100,000,000 to 500,000,000.

SHAREHOLDERS’ EQUITY, continued

Preferred Stock

At the date of the recapitalization, Tombstone issued two classes of preferred stock in exchange for a portion of the Company's common stock as follows:

•       123,463  shares of Class  A  convertible  preferred stock (having  a conversion ratio of one preferred share to 208 common shares) were exchanged on a pro-rata basis for 25,680,304 shares of the Company's common stock to all holders of the Company's common stock.  The Class A has a deemed purchase price of $10.00 per share, ranks senior to common stock and all other classes of preferred stock, bears no dividends, has voting rights of two hundred eight (208) votes for each one (1) Class A share  and has a liquidation preference of $10,000 per share.  The holders of Class A have the right to convert each share of Class A into 208 shares of common stock if the common stock trades at an average price of at least $3.00 per share for 10 consecutive trading days or after a period of one year, whichever occurs first.

•       125,000  shares of Class  B  convertible  preferred  stock (having  a conversion ratio of one preferred share to 248 common shares and a quarterly dividend of $0.56 per share) were exchanged for 31,000,000 shares of the Company's common stock held by certain “Controlling Stockholders” (Jewel Hunt, Lisa Hunt and George Sharp, through his company, Crown Financial) of the Company's common stock. The Class B includes a deemed purchase price of $10 per share, ranks senior to common stock and all other classes of preferred stock except Class A, bears a dividend of $0.56 per share on a quarterly basis commencing on January 1, 2011, has voting rights of two hundred forty eight (248) votes for each one (1) share of Class B shares and has a liquidation preference of $10,000 per share.  The holders of Class B have the right to convert each share of Class B into 248 shares of common stock if  the common stock trades at an average price of $7.00 per share for 10 consecutive trading days or after a period of two years, whichever occurs first.

Warrants

A summary of warrant activity for the years ended December 31, 2010 and 2009 follows:

			Weighted-
		Weighted-	Average	Aggregate
	Shares	Average	Remaining	Intrinsic
	Underlying	Exercise	Contractual	Value
Description	Warrants	Price	Term (in years)	(In-The-Money)

Outstanding at December 31, 2008	2,390,000	$3.77	1.2	$1,614,000

Issued in private placements	2,506,000	1.00	2.0	5,012,000
Issued in debt settlement	2,052,000	1.00	4.0	4,104,000
Issued as note premium	950,000	1.00	4.0	1,900,000
Expired	(1,730,000)	5.00	-	-
Outstanding at December 31, 2009	6,168,000	0.95	2.9	12,630,000

Issued in private placements	5,762,000	0.89	2.0	12,750,500
Expired	(660,000)	0.55	-	(1,614,000)
Outstanding at December 31, 2010	11,270,000	$0.94	1.9	$23,766,500
Exercisable at December 31, 2010	11,270,000	$0.94	1.9	$23,766,500

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. SHAREHOLDERS’ EQUITY, continued

The following summarizes outstanding warrants and their respective exercise prices at December 31, 2010:

Description	Shares Underlying Warrants	Exercise Price	Date of Expiration	Remaining Contractual Term (in years)	Intrinsic Value
Warrants	30,000	$1.00	July 2011	0.5	$60,000
Warrants	10,000	1.00	August 2011	0.3	20,000
Warrants	2,466,000	1.00	December 2011	1.0	4,932,000
Cashless Warrants	150,000	0.55	December 2011	1.0	367,500
Warrants	50,000	1.00	January 2012	1.0	100,000
Warrants	555,000	1.00	February 2012	1.2	1,110,000
Warrants	8,000	1.00	April 2012	1.3	16,000
Warrants	1,060,000	1.00	May 2012	1.4	2,120,000
Warrants	600,000	1.00	July 2012	1.6	1,200,000
Warrants	5,000	1.00	August 2012	1.7	10,000
Warrants	300,000	0.55	August 2012	1.7	735,000
Warrants	60,000	0.60	August 2012	1.7	144,000
Cashless Warrants	840,000	1.00	September 2012	1.7	1,680,000
Warrants	2,000,000	0.50	December 2012	2.0	5,000,000
Warrants	134,000	1.00	December 2012	2.0	268,000
Warrants	2,052,000	1.00	November 2013	2.9	4,104,000
Warrants	950,000	1.00	December 2013	3.0	1,900,000
	11,270,000				$23,766,500

Stock Options

A summary of option activity for the years ended December 31, 2010 and 2009 follows:

	Shares	Weighted	Weighted Average	Aggregate
	Underlying	Average	Remaining Contractual	Intrinsic Value
Description	Options	Exercise Price	Term (in years)	(In-The-Money)
Outstanding at December 31, 2008	900,000	$0.65 - 1.50	3.33	$1,935,832
Granted	129,999	0.10 - 0.20	3.00	370,330
Outstanding at December 31, 2009	1,029,999	0.95	2.33	2,306,162
Exercised	(73,333)	0.10 - 0.20	-	(159,331)
Outstanding at December 31, 2010	956,666	$0.76	1.33	$2,146,831
Exercisable at December 31, 2010	956,666	$0.76	1.33	$2,146,831

The following summarizes outstanding options and their respective exercise prices at December 31, 2010:

	Shares			Remaining	Aggregate
	Underlying	Exercise	Date of	Contractual	Intrinsic
Description	Options	Price	Expiration	Term (in years)	Value
Options	6,666	$0.10	August 2012	1.33	$19,331
Options	50,000	0.20	August 2012	1.33	140,000
Options	150,000	0.55	August 2012	1.33	367,500
Options	375,000	0.65	August 2012	1.33	881.250
Options	155,000	0.75	August 2012	1.33	348,750
Options	70,000	1.00	August 2012	1.33	140,000
Options	100,000	1.25	August 2012	1.33	175,000
Options	50,000	1.50	August 2012	1.33	75,000
	956,666				$2,146,831

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.     INCOME TAXES

There is no current or deferred tax expense for the years ended December 31, 2010 and 2009 due to the Company’s loss position. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes and has recorded a valuation allowance against all deferred tax assets at December 31, 2010 and 2009. The income tax effect of temporary differences comprising deferred tax assets and liabilities are summarized as follows:

	December 31,
	2010	2009
Net operating loss carryforward	$2,221,900	$1,066,614
Charitable contribution carryover	3,220	-
Book versus tax basis of property, plant and equipment	(10,682)	(2,216)
Prepaid royalty expense	(207,055)	(93,254)
	2,007,383	971,144
Valuation allowance	(2,007,383)	(971,144)
Net deferred tax assets	$-	$-

The Company has available net operating loss carryforwards of approximately $6,535,000 for tax purposes to offset future taxable income which expire in 2028 to 2030. The tax years 2008 to 2010 remain open to examination by federal authorities and other jurisdictions in which the company operates and is subject to taxation.

A reconciliation between the statutory federal income tax rate of 34% and the effective rate of income tax expense is as follows:

	For the Year Ended December 31,
	2010	2009
Tax benefit at federal statutory rate	$1,771,799	$3,707,195
Non-deductable stock based compensation	(380,091)	(1,819,077)
Non-deductable business meals and entertainment	(8,473)	(6,073)
Non-deductable interest expense	-	(72,682)
Non-deductible (gain) loss on investment and debt conversion	32,375	(697,680)
Non-deductible transaction costs	(169,289)	-
Miscellaneous non deductible items	-	(188,888)
Non-deductible loss on equity investment	-	2,216
Change in valuation allowance	(1,036,239)	(925,011)
Provision for income taxes	$-	$-

9.    OPERATING LEASES

The Company leases certain equipment, office and manufacturing facilities under operating lease arrangements. At December 31, 2010, future annual minimum lease payments due under non-cancelable operating leases were as follows:

Year ending December 31,	Amount
2011	$412,307
2012	161,211
$573,518

The total rent expense under operating lease arrangements was $227,204 and $271,675 for the years ended December 31, 2010 and 2009, respectively.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.  RELATED PARTY TRANSACTIONS

During the years ended December 31, 2010 and 2009, the Company engaged in certain related party transactions. These transactions were approved by the Company's board of directors and management and are described below:

Jewel Hunt is the Chairman of the Board of Directors of the Company and his wife is a member of the board and the Company's secretary (collectively, the “Hunts”).  The Hunts are also the founders and primary shareholders of the Company and the primary owners of 350 acres of land in northwest Houston containing sand and gravel reserves to which the Company has obtained surface mining rights.

On December 1, 2008, the Company approved the acquisition of the surface mining rights discussed in the previous paragraph in exchange for the issuance of 50,146,427 shares of common stock to the Hunts and the assumption of debts totaling $3,605,177. The surface mining rights were valued based on the historical cost of the underlying property to the Hunts less the debt assumed by the Company.  The value was estimated to be approximately $91,000 as the property has been in the Hunt family for over a century.

The surface mining rights agreement provides for the payment of a royalty to the Hunts equal to 10 percent of the sales price of all products mined, processed, removed or manufactured and sold from the property. On December 1, 2008, the Company's board of directors approved the prepayment of royalties to the Hunts, not to exceed $450,000 per year. The Company made advanced or prepaid royalty payments to the Hunts of $348,740 and $274,246 during the years ended December 31, 2010 and 2009, respectively. Advances or prepaid royalty payments are included in prepaid royalties to related parties in the accompanying consolidated balance sheet.

The Hunts maintain an office in their home that is used for Company business. This office houses certain computer equipment used by the Company and is located near the property subject to surface mining rights. On December 1, 2008, the Company approved monthly rent and utility payments to the Hunts of $9,000 per month for this space. Rent and utilities expense recognized by the Company related to this home office was $108,000 during each of the years ended December 31, 2010 and 2009.

In December 2008, $250,000 received from the issuance of debt was deposited into a checking account of Jewel Hunt, the Company's Chairman of the Board.  These funds were used for operating expenses of the Company, with the remaining balance classified as a related party receivable at December 31, 2008. The balance of the funds were used for operating expenses of the Company in 2009.

On August 21, 2009, the Company entered into an agreement with Momentum Biofuels, Inc. (“Momentum”), under which the Company agreed to acquire certain assets and assume certain liabilities, obligations and commitments of Momentum.  On October 9, 2009, the Momentum transaction was consummated and on December 31, 2009, the Company received 40,000,000 shares of Momentum common stock and became a 39% owner of Momentum.  The Momentum transaction is described in Note 4 and resulted in the following:

•       George Sharp, the Company's Chief Executive Officer and a member of the Company's Board of Directors, became the Chief Executive Officer and Chairman of the Board of Directors of Momentum.

•       Jewel Hunt, the Company's Chairman of the Board of Directors, became a member of the Board of Directors of Momentum.

•       The Company transferred 10,000,000 shares of Momentum to a company controlled by George Sharp, Crown Financial, LLC ("Crown"), for consulting services. In connection with the transfer, the Company recognized $10,000 of expense, included in selling, general and administrative expenses in the accompanying consolidated statements of operations, based on the estimated value of the Momentum shares.

Included in the payment of selling, general and administrative expenses in the accompanying consolidated statements of operations were amounts paid to the Hunts, George Sharp and Crown for compensation as follows:

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. RELATED PARTY TRANSACTIONS, continued

	December 31,
	2010	2009
George Sharp for cash compensation	$216,000	$119,000
George Sharp for stock compensation	137,700	1,459,620
The Hunts for rent, utilities and other	108,000	108,306
Crown for compensation	240,000	36,000
Crown for compensation in the form of Momentum stock	-	10,000
	$677,200	$1,732,926

On October 5, 2009, the Company entered into a service agreement that included a note payable to Crown whereby the Company will pay Crown a total of $500,000 plus interest at the rate of 8% until paid in full for past executive and advisory services, including equity and debt funding (See Note 6).  The Company further agreed to compensate Crown for services during the period  October 1, 2009 through December 31, 2012 as follows:

Amount
October through December 2009	$36,000
Year ending December 31, 2010	240,000
Year ending December 31, 2011	360,000
Year ending December 31, 2012	600,000
Total due under the agreement	$1,236,000

The service agreement with Crown is non cancelable and is fully collateralized by Hunt assets. All payments due under this agreement  are due semi-monthly. If payments are not paid within ten days of the date due or if the Company elects to terminate the agreement for any reason, all payments due under the contract will be accelerated and immediately payable in full. Further, the Company waived all notice in the event of foreclosure notices on assets. At December 31, 2010 and 2009, the amount due to Crown for services provided during the period from October 2009 to December 2010 was $276,000 and $36,000, respectively, which is included in accrued liability to a related party in the accompanying consolidated balance sheets.

In addition to services provided through Crown, in 2009, George Sharp was awarded 5,841,181 shares of the Company's common stock for services performed. These shares were valued at approximately $0.25 per share as described in Note 7. Included in selling, general and administrative expenses for the year ended December 31, 2009 was expense of $1,459,620 related to this share issuance. In 2010, Mr. Sharp was awarded 551,186 shares of Company’s the common stock for services performed. These shares were valued at approximately $0.25 per share as described in Note 7. Included in selling, general and administrative expenses for the year ended December 31, 2010 was expense of $137,770 related to this share issuance.

George Sharp is the owner and primary officer of a start-up company, US Med Alerts. During 2010 and 2009, the Company loaned US Med Alerts $206,000 and $0, respectively, which was principally used to pay his step-daughter for consulting services provided to the Company. These loans were recognized as compensation expense in 2010. Mr. Sharp is also a shareholder and the primary officer in Momentum.  During 2010 and 2009, the company advanced $188,671 and $3,000 to Momentum, was for payment of advanced royalties.  These funds were used to fund Momentum’s operations as it has no revenues.  During 2010, the Company deemed these advances uncollectible and wrote them off as a loss on its equity investment.

11. NON-CASH INVESTING AND FINANCING ACTIVITIES

	For the Year Ended December 31,
	2010	2009
Preferred stock dividend accrued	$46,666	$-
Common stock issued for satisfaction of debt	193,000	2,052,000
Debt assumed for mining rights	-	3,605,177
Investment acquired for common stock	50,000	-
Accrued interest transferred to note balance	509,354	-

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12.  SUBSEQUENT EVENTS

Carbon Green N.A., Inc. (CGNA) Acquisition

On March 2, 2011, the first closing, the Company entered into an acquisition agreement (the "Acquisition Agreement") to acquire approximately 85% of the common stock of CGNA and 95% of the preferred stock of CGNA in exchange for the issuance to ten selling shareholders of CGNA 30,249,256 shares of the Company's common stock, 123,675 shares of the Company's Class A preferred stock, 123,675 shares of the Company's Class B preferred stock, 24,000 warrants to acquire shares of the Company's Class A preferred stock at an exercise price of $208 a share expiring on March 2, 2016, and 38,285 warrants to purchase share of the Company's Class B preferred stock at an exercise price of $248 a share expiring on March 2, 2016.  Under the Acquisition Agreement, CGNA will become a  majority-owned subsidiary of the Company.  At the second closing, expected to occur on or before April 8, 2011, a physical exchange of securities will occur.

Under the Acquisition Agreement the Company also agreed to issue to the remaining eligible shareholders of CGNA offers to acquire their CGNA stock on the same basis as above and to cause CGNA to enter into a merger during the next 90 days. Once the second closing occurs, the Company will have acquired the remaining shares of CGNA common and preferred stock on the same basis as above.  The purpose of the additional acquisition of CGNA shares is to allow the Company to acquire the remaining equity interests in CGNA, resulting in CGNA becoming the Company's wholly-owned subsidiary.  We will issue to the remaining CGNA common and preferred shareholders 5,433,041 shares of the Company's common stock and warrants to purchase 8,027,900 shares of the Company's common stock at an exercise price between $1 and $2.50 a share expiring on various dates between 2012 and 2014. In addition, CGNA will return 17,626 shares of the Company's Class A preferred stock and 6,480 shares of the Company's Class B preferred stock received in connection with the first closing. We anticipate this closing to occur before the end of the second quarter of 2011.

The Acquisition Agreement also includes provisions for the Company to issue certain directors, employees, advisers, vendors and consultants of CGNA up to 10,000,000 options (9,245,000 of which have been designated) to purchase shares of the Company's common stock at an exercise price of $1.00 per share, expiring on March 2, 2014.  These options will not begin vesting until September 1, 2011 and will then vest in equal portions over eight quarters.

The CGNA assets that we acquired under the Acquisition Agreement include an operating tire recycling plant, license agreements and 189 worldwide patents for a method of recycling 100% of scrap tires with a near zero carbon footprint (the “Carbon Green System”).  The Carbon Green System was created during a five year timeframe that was devoted to developing, testing, patenting and building a fully operational system that breaks down, separates and recycles 100% of scrap tires into reusable materials. The operating plant, located in the nation of Cyprus, is currently the world’s largest commercially operating “pyrolysis” plant.  Under the Acquisition Agreement the Company will also assume existing license agreements that call for the Company to receive $2 million dollars per year for five years beginning 2011 from licensees (who would otherwise forfeit licenses), and additional royalties projected to be $60 million by year end 2011, if sales and construction goals are met by licensees.  It is The Company's intention to build ten tire recycling plants in North America during the next five years to address the growing environmental problems caused by hundreds of millions of waste tires annually .

Pursuant to the SPA, we will be responsible for the payment of CGNA’s and its predecessor’s existing liabilities and ongoing costs.  These amounts have not been quantified at this time.  The acquisition of Carbon Green under the Acquisition Agreement was intended to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and to be accounted for on a purchase basis.

The accompanying pro forma condensed consolidated financial statements are unaudited and illustrate the effect of Hunt’s acquisition (“Pro Forma”) of Carbon Green. The pro forma condensed consolidated balance sheet as of December 31, 2010 is based on the historical balance sheets of Hunt and Carbon Green as of those dates and assumes the acquisition took place on that date. The pro forma condensed consolidated statements of operations for the year ended December 31, 2010 are based on the historical statements of operations of Hunt and Carbon Green for that period. The pro forma condensed consolidated statements of operations assume the acquisition took place on January 1, 2010.

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. SUBSEQUENT EVENTS, continued

Carbon Green N.A., Inc. (CGNA) Acquisition, continued

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ.  The accompanying pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of Hunt and Carbon Green, including the related notes, and other financial information included in filing.

HUNT GLOBAL RESOURCES, INC.
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2010
			Pro Forma Adjustments
	Carbon Green	Hunt	Debit			Credit			Pro Forma Consolidated
ASSETS
Current assets
Cash and short term investments	$411,952	$1,069,473	$			$			$1,481,424
Marketable securities	181,459	-							181,459
Related party receivables	984,689	29,413							1,014,102
Accounts receivable	177,181	-							177,181
Inventory	232,727	-							232,727
Prepaid royalties to related parties	-	622,986							622,986
Prepaid rent and other	124,502	59,074							183,576
Total current assets	2,112,510	1,780,946							3,893,456

Property and equipment, net	10,593,660	918,047							11,511,707
Surface mining rights	-	3,696,177							3,696,177
Intangible assets, net	6,717,034	-		132,382,966	[2]				139,100,000
Deposits and other assets	-	25,000							25,000
Total assets	$19,423,204	$6,420,170		$132,382,966			$-		$158,226,340
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$2,797,373	$757,879	$			$			$3,555,252
Accrued expenses/other liabilities	476,194	646,319							1,122,513
Payables to related parties	1,429,536	1,100,000							2,529,536
Due to shareholders	1,900,000	-							1,900,000
Current portion of long term debt	544,277	4,346,704							4,890,981
Total current liabilities	7,147,380	6,850,902							13,998,282
Stockholders' equity (deficit)
Class A preferred stock	-	2,414,139					3,445,399	[1]
							37,371,711	[2]	43,231,249
Class B preferred stock	-	310,642					3,716,344	[1]
							40,310,613	[2]	44,337,599
Common stock	71,082	13,884,175					5,042,999	[1]
							54,700,642	[2]	73,698,898
Additional paid in capital	52,658,188	-		52,658,188	[1]
Accumulated deficit	(38,983,622)	(17,039,688)					38,983,622	[1]	(17,039,688)
Accumulated other comprehensive income	(1,469,824)						1,469,824	[1]	-
Total stockholders' equity (deficit)	12,275,824	(430,732)		52,946,763			185,041,154		144,228,058
Total liabilities and
stockholders' equity	$19,423,204	$6,420,170		$52,946,763			$185,041,154		$158,226,340

See pro forma adjustments for explanation of [1] to [3].

HUNT GLOBAL RESOURCES INC. AND SUBSIDIARIES
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. SUBSEQUENT EVENTS, continued

Carbon Green N.A., Inc. (CGNA) Acquisition, continued

HUNT GLOBAL RESOURCES, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2010
			Pro Forma Adjustments			Pro Forma
	Carbon Green	Hunt	Debit		Credit	Consolidated
Sales	$251,223	$-	$-		$-	$251,223
Cost of sales	1,046,228	-	-		-	1,046,228
Gross profit	(795,170)	-	-		-	(795,160)
			-
General and administrative expenses	10,448,207	4,269,663	-		-	14,612,293
Depreciation and amortization	1,280,188	108,550	13,239,167	[3]	-	14,627,905
Loss from continuing operations	(12,523,565)	(4,378,213)	-		-	(30,035,368)
Other income and (expense):
Interest expense	-	(758,396)	-		-	(758,395)
Interest income	3,128	13,555	-		-	16,683
Loss on debt conversion	(64,191)	-	-		-	(64,191)
Loss on investments	(42,632)	(193,751)	-		-	(236,329)
Net loss	(12,627,260)	(5,316,805)	-		-	(31,077,601)
Preferred stock dividends	-	(46,666)	288,575	[4]	-	(335,241)
Net loss attributable to common	$(12,627,260)	$(5,363,471)	$13,527,742		$-	$(31,412,842)
Loss per common share		$(0.07)	-		-	$(0.28)
Weighted average number of common shares outstanding		76,507,008	35,682,297	[5]	-	112,189,305

 See pro forma adjustments for explanation of [3] and [4].

PRO FORMA ADJUSTMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31,2010
	Debit	Credit
Pro Forma Adjustment 1
Additional paid in capital	$ 52,658,188	$	$ -
Class A Preferred Stock	-		3,445,399
Class B Preferred Stock	-		3,716,344
Common stock	-		5,042,999
Accumulated deficit	-		38,983,622
Accumulated other comprehensive income	-		1,469,824
	$ 52,658,188		$ 52,658,199
To eliminate the capital accounts of Carbon Green at December 31, 2010, the balance sheet date.
Pro Forma Adjustment 2
Intangible assets, net	$ 132,382,966		$ -
Class A Preferred Stock	-		37,371,711
Class B Preferred Stock	-		40,310,613
Common stock	-		54,700,642
	$ 132,382,966		$ 132,382,966
To record the effects of the acquisition of Carbon Green as if it occurred on December 31, 2010, the balance sheet date.
Pro Forma Adjustment 3
Amortization of intangibles	$ 13,239,167
Pro Forma Adjustment 4
Preferred stock dividends	$ 288,575
Pro Forma Adjustment 5

To record the effect of common shares issued in connection with the Carbon Green acquisition as if they occurred at January 1, 2010, the beginning of the reporting period. Preferred shares that are convertible to common stock and warrants have not been considered because their effect is anti-dilutive.

Tel: (284) 494 3783 Fax: (284) 494 2220 www.bdo.vg	PO Box 34 Sea Meadow House Tobacco Wharf Road Town Tortola VG1110 British Virgin Islands

Independent Auditors' Report

To The Shareholders Of:

Carbon Green, Inc.

Tortola, British Virgin Islands

We have audited the accompanying balance sheets of Carbon  Green, Inc. and its subsidiaries (collectively referred to as the “Company”), as of June 30, 2010 and 2009, and the related statements of operations and comprehensive income, shareholders' equity (deficit), and cash flows for the year then ended, and the related notes. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at June 30, 2010 and 2009 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As explained in Note 1, as a result of a share purchase agreement whereby the Company purchased all of the issued and outstanding shares of Greenwood Commerce Ltd. (“Greenwood”) from CBp Carbon Industries, Inc. (“CBp Carbon”) in exchange for the issuance to CBp Carbon of one common share of the Company for each four CBp Carbon common shares outstanding.  This acquisition has been accounted for as a recapitalization of Greenwood and, as such, Greenwood has been treated as the acquiring entity for accounting purposes and the Company is the surviving entity for legal purposes.  As a result, financial information as at and for the year ended June 30, 2009 is that of Greenwood.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2a) to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $33,217,158 that raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in Note 2a).  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

//s// BDO Limited

Tortola, British Virgin Islands

February 9, 2011

BDO Limited, a BVI Business Company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

CARBON GREEN, INC. (Formerly NEEMA, Inc.)
Consolidated Balance Sheets
As at June 30, 2010 and 2009
(Expressed in U.S. dollars)

	Notes	2010	2009
ASSETS
Current Assets
Cash and cash equivalents		70,927	3,534,497
Trading securities	3	355,594	1,025,882
Available-for-sale investment	8	1,073,064	—
Accounts receivable		39,754	—
Inventory		91,487	—
Prepaid expenses and deposits		112,925	297,851
Due from related parties	13	296,810	—
Receivable on disposition of subsidiary – related party	13	—	157,990
Assets of discontinued operations	5	—	180,632

		2,040,561	5,196,852
Non-current assets
Property, plant and equipment	7	9,984,488	10,965,856
Technology rights	6	6,679,167	—
Trademark		387,867	—
Assets of discontinued operations	5	—	814

		17,051,522	10,966,670

TOTAL ASSETS		$19,092,083	$16,163,522

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued liabilities - other		1,746,155	584,936
Accounts payable and accrued liabilities - related parties	13	1,417,188	93,662
Borrowings	9	72,475	—
Bank overdraft		19,134	—
Shares to be issued	10	1,349,900	—
Liabilities of discontinued operations	5	—	510,007

		4,604,852	1,188,605
Non-Current Liabilities
Due to related parties	4, 13	—	38,667,105

TOTAL LIABILITIES		4,604,852	39,855,710
Shareholders’ Equity (Deficit)
Issued share capital	10	69,956	1,000
Additional paid-in capital		47,560,776	9,603,131
Employee equity-benefits reserve	11	2,601,456	—
Accumulated other comprehensive loss		(2,201,775)	(586,365)
Accumulated deficit		(33,543,182)	(32,709,954)

Total Shareholders’ Equity (Deficit)		14,487,231	(23,692,188)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$19,092,083	$16,163,522

The accompanying notes form an integral part of these consolidated financial statements

CARBON GREEN, INC. (Formerly NEEMA, Inc.)
Consolidated Statements of Operations and Comprehensive Income
For the Year Ended June 30, 2010 and 2009
(Expressed in U.S. dollars except share and per-share amounts)

	Note	2010	2009
Revenue		188,724	—
Cost of revenue		(638,947)	—

		(450,223)	—

Expenses
Amortization of license rights	6	320,833	—
Consulting and management fees		817,052	330,650
Consulting and management fees – related party	13	1,574,489	1,096,651
Depreciation		216,960	18,268
Exchange (gain) loss		(20,730)	8,194,679
General and administrative		869,963	700,588
Legal and accounting		88,912	276,433
Legal and accounting – related party	13	464,352	—
Impairment of available-for-sale investment	8	595,142	—
Impairment of loan – related party	13	157,990	—
(Gain) loss on trading securities – realized		(140,777)	465,108
(Gain) loss on trading securities – unrealized		(94,273)	411,665
Marketing fees		1,358,135	—
Organization costs		271,758	376,398
Stock based compensation	11	2,601,455	—
Wages and benefits		322,341	342,572

Total expenses		9,403,602	12,213,012

Loss from continuing operations before interest		(9,853,825)	(12,213,012)
Interest income		—	678,749
Interest expense		(8,442)	(321,650)
Gain from forgiveness of debt		125,257	786,614
Effective interest on related party loan	13	(2,459,807)	—
Losses on disposal of assets		(64,191)	—

Loss from continuing operations		(12,261,008)	(11,069,299)
Loss from discontinued operations		(656,369)	(2,753,498)
Gain on disposal of subsidiary	5	539,131	—

Loss for the year		(12,378,246)	(13,822,797)
Currency translation differences		(1,615,410)	(355,139)

Total comprehensive loss for the year		(13,993,656)	(14,177,936)

APPROVED BY THE BOARD

Director
John Novak

February 9, 2011	Date

The accompanying notes form an integral part of these consolidated financial statements

CARBON GREEN, INC. (Formerly NEEMA, Inc.)
Consolidated Statements of Changes in Shareholders’ Equity
For the Year Ended June 30, 2010 and 2009
(Expressed in U.S. dollars except share amounts)

	Number of Issued Shares Ordinary	Issued Share Capital	Additional Paid-in Capital	Employee equity-benefits Reserve	Deficit	Accumulated Other Comprehensive Loss	Total

June 30, 2008	1,000	1,000	—	—	(18,887,157)	(231,226)	(19,117,383)
Net loss for the year	—	—	—	—	(13,822,797)	—	(13,822,797)
Addition paid in capital raised due to debt extinguishment	—	—	9,603,131	—	—	—	9,603,131
Movement due to foreign currency translation	—	—	—	—	—	(355,139)	(355,139)

June 30, 2009	1,000	1,000	9,603,131	—	(32,709,954)	(586,365)	(23,692,188)
Write-off on debt extinguishment	—	—	(7,143,324)	—	—	—	(7,143,324)
Issuance of shares on asset transfer – Note 4	10,000	10,000	57,843,969	—	—	—	57,853,969
Transfer of subsidiary with negative equity to CBp Carbon – Note 5	—	—	(11,545,018)	—	11,545,018	—	—
Equity acquired through reverse acquisition	69,944,886	58,956	(197,982)	—	—	—	(139,026)
Commitment per SPA – Note 1	—	—	(1,000,000)	—	—	—	(1,000,000)
Net loss for the year	—	—	—	—	(12,378,246)	—	(12,378,246)
Stock based compensation	—	—	—	2,601,456	—	—	2,601,456
Movement due to foreign currency translations	—	—	—	—	—	(1,615,410)	(1,615,410)

June 30, 2010	69,955,886	$69,956	$47,560,776	$2,601,456	$(33,543,182)	$(2,201,775)	$14,487,231

The accompanying notes form an integral part of these consolidated financial statements

CARBON GREEN, INC. (Formerly NEEMA, Inc.)
Consolidated Statements of Cash Flows
For the Year Ended June 30, 2010 and 2009
(Expressed in U.S. dollars)

	2010	2009

Operating activities
Net loss from continuing operations	(12,261,008)	(11,069,299)
Adjustments to reconcile net income to net cash flows used in operating activities:
Depreciation and amortization	537,793	18,268
Net (gain) loss on held for trading securities	(235,049)	876,773
Impairment of available-for-sale investment	595,142	—
Stock based compensation	2,601,456	—
Effective interest on related party loan	2,459,807	—

Net loss from continuing operations before working capital changes	(6,301,859)	(10,174,258)
Decrease in advances	—	2,567,338
Increase in accounts receivable	(26,281)	—
Increase in inventory	(91,487)	—
Decrease (increase) in prepaid expenses and deposit	184,926	(59,881)
Increase (decrease) in accounts payable and accrued liabilities	2,484,745	(296,762)

Cash flows used in operating activities - continuing operations	(3,749,956)	(7,963,563)
Cash flows used in operating activities – discontinued operations	(656,369)	(2,753,498)

Cash flows used in operating activities	(4,406,325)	(10,717,061)

Investing activities
Sale of held-for-trading investments	905,337	1,726,744
Acquisition of property, plant and equipment	(774,317)	(5,586,688)
Acquisition of trademark	(183,901)	—
Advances (to) from related parties	—	10,750
Cash flows used in investing activities – continuing operations	(52,881)	(3,849,194)
Cash flows used in investing activities – discontinued operations	—	—
Cash flows provided by (used in) investing activities	(52,881)	(3,849,194)

Financing activities
Increase (decrease) in borrowing	72,475	(17,335,338)
Proceeds on shares issued through APA	10,000	—
Shares to be issued	1,349,900	—
Advances from (to) related parties	780,528	(2,209,966)
Cash flows provided by (used in) financing activities – continuing operations	2,212,903	(19,545,304)
Cash flows used by financing activities – discontinued operations	—	—
Cash flows provided by (used in) financing activities	2,212,903	(19,545,304)
Movement due to foreign currency translations	(1,615,410)	(355,139)
Net cash transferred in though Asset Purchase Agreement	354,514	—
Net cash transferred in through reverse acquisition	3,193	—

Net movement in cash and cash equivalents	(3,504,006)	(34,466,698)
Cash and cash equivalents at beginning of the period	3,555,799	38,022,497

Cash and cash equivalents of continuing operations at end of period	$51,793	$3,555,799

Cash and cash equivalents comprise:
Cash in bank - continuing operations	70,927	3,534,497
Bank overdraft – continuing operations	(19,134)	—
Cash and cash equivalents - discontinued operations	—	21,302
	$51,793	$3,555,799

The accompanying notes form an integral part of these consolidated financial statements

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

1.   Nature of business and Continuation of Operation

Carbon Green, Inc. (formerly Neema Inc.) was incorporated in the State of Nevada on January 17, 2006. The liability of the shareholders is limited by shares. On November 30, 2009, the Company entered into a share purchase agreement with CBp Carbon Industries Inc. (“CBp Carbon”) and its wholly-owned subsidiary, Greenwood Commerce Ltd. (“Greenwood”). Pursuant to the terms of the share purchase agreement, the Company has acquired all of the issued and outstanding common shares of Greenwood from CBp Carbon in exchange for the issuance to CBp Carbon of one common share for each four CBp Carbon common shares outstanding, for an aggregate of 33,346,262 of the Company’s common shares. In addition, the Company issued 1,056,041 share purchase warrants to CBp Carbon on the basis of one share purchase warrant for each four outstanding share purchase warrants of CBp Carbon. 868,541 of the warrants entitle the holder thereof to purchase one share of the Company’s common stock at an exercise price of $2.50 per share until January 15, 2013 and 187,500 of the warrants entitle the holder thereof to purchase one share of the Company’s common stock at an exercise price of $2.00 per share until January 15, 2013. The Company also agreed to place $1,000,000 in escrow to be used for certain payables of CBp Carbon, in such amounts and at such times as mutually agreed by the Company and CBp Carbon. The acquisition was accounted for as recapitalization of Greenwood because the shareholders of Greenwood controlled Carbon Green, Inc. after the acquisition. Greenwood was treated as the acquiring entity for accounting purposes and Carbon Green was the surviving entity for legal purposes. The combined company is considered to be a continuation of the operations of Greenwood.

The issued and outstanding common stock of Greenwood prior to the completion of acquisition was restated to reflect the common stock issued by Carbon Green, Inc.

These consolidated financial statements presented are those of Carbon Green, Inc., formerly Neema Inc., (“parent company”), its 100% owned subsidiary Greenwood Commerce Ltd. and its 100% owned subsidiaries CBp Cyprus Ltd. & Conlane Enterprises Ltd. Collectively, they are referred to herein as “the Company”.

The Company’s nature of business is to commercialize a technology used for converting scrap automotive tires into reusable components and producing a commercial substitute for carbon black, trademarked as Carbon Green™, a main commodity for the rubber and plastics industries. The registered office of the company is located at Vysoka 26, Bratislava 81106, Slovak Republic.

In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present fairly the balance sheet as of June 30, 2010, and results of operating and comprehensive income for the year ended June 30, 2010, cash flows, and equity for the year ended June 30, 2010, as applicable, have been made.

The Company has evaluated subsequent events through the date that the financial statements were issued, February 9, 2011, in accordance with ASC 855 “Subsequent Events”.

2.    Significant Accounting Policies

(a)  Basis of Preparation and going concern

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). They have been prepared under the historical cost convention and are expressed in United States of America dollars.

The Company’s continuance as a going concern is dependent upon its ability to raise future financing to fund additional operating facilities. The Company has incurred substantial and negative cash flows from operations in every fiscal period since inception. For the year ended June 30, 2010, the Company incurred a loss from operations of approximately $12.1 million and negative cash flows from operations of $4.2 million. As of June 30, 2010 the Company had an accumulated deficit of approximately $33.2 million.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

Significant Accounting Policies (continued)

(a)     Basis of Preparation and going concern (continued)

The Company's consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a consolidated net loss of approximately $12.1 million for the year ended Jones 30, 2010.

During 2010, the Company restructured its operations as described in Note 1. The Company continues to face significant risks associated with successful execution of its strategy. These risks include, but are not limited to technology and product development, introduction and market acceptance of the products, changes in the marketplace and liquidity. The Company commenced commercial production at its pilot plant in Cyprus during the quarter ending June 30, 2010.

The Company may need additional funds for promoting new products and working capital required to support increased sales. The precise amount and timing of the funding needs cannot be determined accurately at this time, and will depend on a number of factors, including the market demand for the Company's products, the quality of product development efforts, management of working capital, and continuation of normal payment terms and conditions for purchase of services. The Company is uncertain whether its cash balances and cash flow from operations will be sufficient to fund its operations for the next twelve months.

In order to meet future funding requirements, as more fully described in Note 16c), subsequent to year end, a major shareholder has agreed to continue to make financing available on favourable terms and conditions. Subsequent to year end and as described in Note 16g), the Company also entered into a joint venture agreement to effect preliminary joint research into the compatibility of the Company’s bio-fuel with that of a US-based company’s NOX and SOX fuel. Management are of the opinion that this agreement will allow the Company to expand production of its products to North America.

(b)  Basis of Consolidation

Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date that such control ceases. The financial statements of the subsidiaries are prepared for the same reporting period as the Parent Company, using consistent accounting policies. All intra-group balances, income and expenses and unrealized gains and losses resulting from intra-group transactions are eliminated in full.

A subsidiary is consolidated until the date that control ceases or a decision is made to dispose of the subsidiary. If the decision is made to dispose of the subsidiary within a period of less than twelve-months following the balance sheet date and a sale is highly probable, then the assets and liabilities of the subsidiary are recorded as available for sale and any profits or losses from the operations of the disposed subsidiary are recognized in the statement of operations and comprehensive income discontinued operations.

(c)  Use of estimates

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

2.    Significant Accounting Policies (continued)

(d)  Foreign currency translation

Transactions in currencies other than the functional currency of the underlying operation are recorded at the rates of exchange prevailing at the date of the transaction. Monetary assets and liabilities in currencies other than the operation’s functional currency are translated at rates of exchange prevailing at the balance sheet date to the operation’s functional currency. Related transaction gains and losses are reported in the statements of operations and comprehensive income.

Upon consolidation, the results of operations of subsidiaries, whose functional currency is other than the reporting currency of the Company, the US Dollar, are translated at the average exchange rate for the period.  Assets and liabilities, excluding equity account balances which are translated at historical rates, are translated at period end exchange rates. Currency translation adjustments are presented as comprehensive income in the consolidated financial statements and are included in net income only upon sale or liquidation of the related foreign subsidiary.

(e)   Cash and cash equivalents

Cash and cash equivalents consist of cash and short term deposits with original maturities of three months or less when purchased. As of June 30, 2010 and June 30, 2009, cash and cash equivalents consists of cash held with banks. Because of short maturity of these investments, the carrying amounts approximate their fair values.

(f)    Available for sale investments

Available-for-sale investments are non-derivative financial assets that are either designated in this category or not classified as financial assets at fair value through income, held-to-maturity investments or loans and receivables. Available-for-sale investments are recognized at fair value on the trade date, which is the date that the Company commits to purchase or sell the asset and subsequently re-measured to fair value through equity. If there is no quoted market price in an active market and the fair value cannot be reliably measured, the available for sale investments are subsequently carried at cost, including transaction costs and reviewed annually for impairment. When these investments are sold or impaired the accumulated fair value adjustments are included in the statement of operations as net realized gains/losses on financial assets.

(g)  Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment losses. Expenditures for new facilities or equipment and expenditures that extend the useful lives of existing facilities or equipment are capitalized and depreciated using the straight-line method at rates sufficient to depreciate such costs over the estimated productive lives.

Construction in progress primarily represents the renovation costs of plant, machinery and equipment. Costs incurred are capitalized and transferred to property, plant and equipment upon completion, at which time depreciation commences. Cost of repairs and maintenance is expensed as incurred.

The Company’s depreciation rates on fixed assets other than construction in progress are as follows:

Useful life (in years)
Building	25
Office equipment	10
Manufacturing equipment	5
Vehicles	5
Computer hardware	5

Gains and losses on the disposal of property, plant and equipment are determined by comparing proceeds with the carrying amount and are included in the consolidated statement of operations and comprehensive income.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

2.    Significant Accounting Policies (continued)

(h)   Intangible Assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value as at their date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Internally generated intangible assets are not capitalized and expenditure is recognized in the consolidated statement of operations and comprehensive income in the year in which the expenditure is incurred.

Intangible assets consist of technology rights, trademarks and trade names. Intangible assets related to trademarks and trade names have indefinite lives, and as a result are not amortized, but are subject to review for impairment. We review our intangible assets with indefinite lives for impairment annually, as of June 30, and whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

(i)    Technology rights

Technology rights acquired were measured on initial recognition at cost, and are being amortized over 10 years.

(j)    Recoverability of Long Lived Assets Including Goodwill and Other Acquired Intangible Assets

We review property and equipment and intangible assets, excluding goodwill, for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. We measure recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment and intangible assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value.

(k)   Inventory

All inventory is stated at the lower of cost and net realizable values. Cost is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less the costs to completion and selling expenses. Inventory consists of raw materials and finished goods inventory.

(l)    Stock-based payment transactions

The Company measures and recognizes the compensation expense for all share-based awards made to employees including employee stock options based on estimated fair values. The fair value of employee stock options is estimated on the date of grant using the Black-Scholes option valuation model. The value of awards that are ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s Consolidated Statements of Operations. Because share-based compensation expense recognized in the Consolidated Statements of Operations is based on awards ultimately expected to vest, it has been reduced for forfeitures.

The Company’s determination of fair value of employee stock options on the date of grant using the Black-Scholes option valuation model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behaviors. Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Although the fair value of employee stock options is determined using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

2.   Significant Accounting Policies (continued)

Stock-based payment transactions with non-employees
The Company accounts for its stock-based payment transactions with non-employees in accordance with ASC 505-50 “Equity-Based Payments to Non-Employees”. The Company has entered into a number of agreements with service providers by issuing stock-options to these non-employees as settlement of liabilities. The fair value of non-employee stock option awards is estimated on the date of grant using the Black-Scholes option valuation model. The Company recognized the fair value of these stock options at the date at which the counterparty’s performance is complete, which is normally over a vesting period, which the Company deems as being its measurement date.

Where the Company knows upfront both the quantity and terms of the award, before the measurement date it recognizes expense based on the then current fair value and continues to do so at each reporting date until the options can be measure.

Where the Company does not know upfront both the quantity and terms of the award, it recognizes any cost of the transaction in reporting periods before the measurement date, based on the then-current lowest aggregate fair value at each of those interim reporting dates.

(m)  Revenue recognition

The Company recognizes revenue, net of any taxes, when persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, receipt of goods by customer occurs, the price is fixed or determinable, and the sales revenues are considered collectible.  Subject to these criteria, the Company generally recognizes revenue at the time of shipment or delivery to the customer, and when the customer takes ownership and assumes risk of loss based on shipping terms.

(n)   Interest Income

Income is recognized as interest accrues (using the effective interest rate, which discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset).

(o)   Extinguishment of debt facilities

A loan or lease is accounted for as a troubled debt restructuring if the Company is granted, for economic or legal reasons related to the Company’s financial condition, a significant concession from the borrower that the Company would not otherwise obtain. Extinguishment of debt facilities includes a modification of terms such as a reduction of the stated interest rate or balance of the loan or lease, a reduction of accrued interest, an extension of the maturity date at a stated interest rate lower than the current market rate for a new loan with similar risk, or some combination of these concessions. Extinguishment of debt facilities are recognized in equity immediately when modification of the terms of the loan or lease take effect.

(p)   Operating leases

All of the current leases held by the Company are determined as operating leases. Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. No accrual has been included to recognize the outstanding commitments on the term of the operating lease (refer Note 15). Payments made under operating leases (net of any incentives received from the lessor) are charged to the consolidated statement of operations and comprehensive income on a straight-line-basis, over the period of the leases, where material.

(q)   Valuation of trading securities

The Company values investments in securities that are freely tradable and are listed on a national securities exchange at their last sales price as of the last business day of the period. Other securities traded in the over-the counter market and listed securities for which no sale was reported on that day are valued at their last reported “bid” price if held long, and last reported “asked” price if sold short.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

Significant Accounting Policies (continued)

The Company records its derivative activities on a mark-to-market or fair value basis. Market values are determined by using quoted market values when available. Otherwise, fair values are based on industry-accepted models or confirmation with counterparties.

Investments in securities and securities sold, not yet purchased are measured at fair value. Fair value is generally based on quoted market prices. If quoted market prices are not available, fair value is determined based on other relevant factors, including dealer price quotations, price activity for equivalent instruments and valuation pricing models.

ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 instruments. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly. Examples of assets and liabilities utilizing Level 2 inputs are: bonds, certain corporate loans and loan commitments, most over-the-counter (“OTC”) derivatives and most structured notes.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. Examples of assets and liabilities utilizing Level 3 inputs are: restricted stock, real estate and private equity investment portfolio companies, and long-dated or complex OTC derivatives.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation.

Exchange-traded equity securities

Exchange-traded equity securities are generally valued based on quoted prices from the exchange. To the extent these securities are actively traded, valuation adjustments are not applied and they are categorized in Level 1 of the fair value hierarchy.

(q)   Financial instruments

Financial assets and financial liabilities are recognized on the consolidated balance sheet when the Company has become a party of the contractual provisions of the instrument.

The Company’s financial instruments consist of cash and cash equivalents, trading securities, available-for-sale investment, amounts due from related parties, advances, deposits, accounts payable, amounts due to related parties and borrowings. The fair value of cash and cash equivalents, trading securities, advances, deposits, amounts due to and from related parties, accounts payable and borrowings approximates their carrying values due to the immediate or short term maturity of these financial instruments.

2. Significant Accounting Policies (continued)

(r)   Income taxes

Tax is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company’s subsidiaries and associates operate and generate taxable income. The Company has significant accumulated losses and accordingly has no taxation charge has been recognized in the consolidated statement of operations and comprehensive income.

The Financial Standards Accounting Board (“FASB”) issued ASC 740 (previously known as Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109”), which establishes that a tax position taken or expected to be taken in a tax return is to be recognized in the financial statements when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. ASC 740 also permits an entity to recognize interest and penalties related to tax uncertainties either as income tax expense or operating expenses.

The Company recognizes deferred tax liabilities and assets using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements carrying values and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Future income tax assets are recorded in the financial statements if realization is considered more likely than not.

(s)   Marketing fees

Marketing expenses primarily consist of promotion and sponsorship expenses relating to advertisements and brand building. During the year the Company entered into a sponsorship agreement with Manor Grand Prix Racing Limited and Prime Racing Limited for the years 2010 to 2012. Sponsorship fees relating to this agreement are amortized over the Formula One Grand Prix season.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

2. Trading Securities

	Cost	June 30, 2010 Market Value	Cost	June 30, 2009 Market Value
Hedge funds	669,895	355,594	1,437,548	1,025,882
	$669,895	$355,594	$1,437,548	$1,025,882

The Group’s trading securities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with ASC 740. There are no liabilities measured at fair value. Assets measured at fair value as of June 30, 2010 are as follows:

Description	Quoted prices in active markets for identical assets (level 1)	Significant other observable inputs (level 2)	Significant unobservable inputs (level 3)	Total
Hedge Funds	—	—	355,594	355,594
	$—	$—	$355,594	$355,594

As at June 30, 2009:

Description	Quoted prices in active markets for identical assets (level 1)	Significant other observable inputs (level 2)	Significant unobservable inputs (level 3)	Total
Hedge Funds	—	—	1,025,882	1,025,882
	$—	$—	$1,025,882	$1,025,882

Changes in Level 3 assets and liabilities are measured at fair value on a recurring basis for the period ended June 30, 2010:

	Beginning balance July 1, 2009	Realized gains or or losses	Unrealized gains or or losses	Purchases and sales sales, net	Net transfers in or out of level	Closing balance

Hedge Funds	1,025,882	140,776	94,273	(905,337)	—	355,594
Total	$1,025,882	$140,776	$94,273	$(905,337)	—	$355,594

Certain of the Company’s investments in hedge funds (the “underlying funds”) are held in a side-pocket arrangement whereby the liquidation of such investment is at the discretion of the underlying fund’s manager. Liquidation of the side-pocket arrangement is generally anticipated to occur upon the realization by the underlying funds of the investments comprised in the side-pocket. At June 30, 2010, the fair value of assets held within a side-pocket arrangement was $112,115 (2009: $Nil). The aforementioned underlying funds were liquidated and fully redeemed subsequent to year end.

The Company also held $217,269 of its trading securities in hedge funds which are currently in the process of liquidating. The Fund will receive distributions from these investment companies when liquidity becomes

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

available. The Company expects to receive $57,267 of its investment within 4 months with the remaining being paid when the rest of the hedge fund’s investments become liquid.

4. Asset Purchase Agreement

On December 2, 2009, the Company entered into an asset purchase agreement (“APA”) whereby it purchased all the assets (including technology rights and patents) of CBp Carbon in exchange for the Company’s equity in Environmental Solutions SRO (“SRO”), and all the loans and non-equity interests in Energum KFT and CBp Carbon Hungary KFT, and the issuance of 10,000 shares by the Company to CBp Carbon.

The book value of the assets and liabilities acquired were as follows:

2009
Non-current assets	8,872,172
Current assets	1,362,643
Forgiveness of loan from CBp Carbon	47,619,154
Total	$57,853,969
Shares issued	10,000
Additional paid in capital realized on purchase	57,843,969
Shares issued in exchange for assets	$57,853,969

Included in current assets acquired are cash and cash equivalents of $354,514. The forgiveness of the loan from CBp Carbon includes a reduction of $3,985,825 relating to additional paid in capital.

5. Discontinued Operations

As explained in Note 4, on December 2, 2009 as part of the APA, the Company transferred its equity interest in SRO to CBp Carbon for consideration of $1. The book value of SRO as at June 30, 2009 was as follows:

	December 2, 2009	June 30, 2009
Assets
Cash	102,101	21,302
Due from related parties	93,662	93,662
Intangible assets	814	814
Other assets	23,317	65,668
Total assets	219,894	181,446
Liabilities
Trade and other payables	209,395	222,874
Due to related parties	9,115,448	8,133,578
Total liabilities	9,324,843	8,356,452
Net assets of the disposal entity	$(9,104,949)	$(8,175,006)

Balances due to related parties relate to advances received from other group companies. Of these advances $8,565,818 (June 30 2009: $7,846,445) was forgiven as part of the APA. As at December 2, 2009, SRO had accumulated losses of $11,545,018 which were transferred to CBp Carbon as part of the Company’s equity interest in SRO.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

6. Technology rights

As explained in Note 4, on December 2, 2009, the Company acquired the assets of CBp Carbon in accordance with the APA. Included in the non-current assets acquired was a license right for technology relating to the business of tire pyrolysis and recycling of tire components with the primary production of high quality carbon black. The technology right assigns 100% of all legal, beneficial and registered title to the invention, any and all patents, copyright and trademarks to the holder. Technology rights are amortized over 10 years.

The Licensor is a related party to the Company as it is controlled by a member of the key management personal of the Company.

June 30, 2010
Technology rights acquired during the period	7,000,000
Amortization	(320,833)
$6,679,167

7. Property, Plant and Equipment

	June 30, 2010	June 30, 2009

Opening balance, July 1	10,965,856	5,397,436
Additions/(Transfers)
Leasehold improvements	—	1,168,600
Construction in progress	774,317	4,920,526
Office equipment	—	15,741
Vehicles	—	80,424
	11,740,173	11,582,727
Effect due to movement in foreign exchange rates	(1,520,457)	(588,258)
Balance before depreciation	10,219,716	10,994,469
Accumulated depreciation	(235,228)	(28,613)

	$9,984,488	$10,965,856

All Property, Plant and Equipment is held in Cyprus. Construction in progress consists of manufacturing equipment for a Pyrolysis Plant which was completed during the quarter ending June 30, 2010. During the quarter ending June 30, 2010 depreciation was charged against this property, plant and equipment as it became operational.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

8. Available-For-Sale Investments

As explained in Note 4, on December 2, 2009, the Group acquired the assets of CBp Carbon. Included in the non-current assets acquired was an 11.89% holding in Terragon Environmental Technologies Inc. (“Terragon”). Terragon develops, manufactures and sells pyrolysis solutions for waste and resource processing to governments, and militaries. A former officer of the Company is also President and CEO of Terragon. The investment in Terregon was found to be impaired during the annual impairment review conducted by management. The impairment was based on sale proceeds received on disposal of the investment subsequent to year end.

Changes to the carrying amount of the available-for-sale investment as a result of the impairment were as follows:

June 30, 2010
Available-for-sale investments acquired during the period	1,668,206
Impairment	(595,142)
$1,073,064

9. Borrowings

			Interest	June 30,	June 30,
	Currency	Maturity Dates	Rate	2010	2009
Current Account	EUR	On demand	4.0%	$72,475	$—

The Company has an available credit facility of CHF2,000,000 ($1,842,978), of which $72,475 was utilized.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

10. Issued Capital and Reserves

(a) Authorized share capital:

	June 30, 2010	June 30, 2009
50,000 ordinary shares of par value $1 each	—	50,000
300,000,000 ordinary shares of par value $0.001 each	300,000	—
	$300,000	$50,000

Ordinary shares have one vote per outstanding share, are entitled to an equal share in any dividend paid by the Company and are entitled to an equal share in the distribution of assets upon voluntary or involuntary liquidation.

(b) Issued and fully paid share capital:

	June 30, 2010	June 30, 2009
1,000 ordinary shares of par value $1 each	1,000	1,000
69,955,886 ordinary shares of par value $0.001 each	69,956	—
	$69,956	$1,000

On January 15, 2010, the Company completed the reverse acquisition with Greenwood Commerce with total issued and outstanding shares of 69,955,886 as explained in Note 1.

(c) Shares to be issued

Shares to be issued comprises of the following:

	No. of shares	Issue price	Consideration received	Warrants issued	Exercise price	Expiry date

For cash	314,286	$1.75	550,000	314,286	$2.50	Jan 30, 2013
	187,500	$1.60	300,000	187,500	$2.00	Jan 30, 2013
	156,532	$1.50	234,800	156,532	$1.75	Jan 30, 2013
	88,000	$1.00	88,000	88,000	$1.25	Jan 30, 2012
	80,000	$1.25	100,000	80,000	$1.50	Jan 30, 2012
	826,318		$1,272,800	826,318

At June 30, 2010, these shares have not been issued and are included under current liabilities.

In addition to the cash settled shares to be issued above, the Company has entered into a consulting agreement whereby shares are issued in exchange for the receipt of consulting services. The consultant is entitled to 15,000 Company shares per month. As at June 30, 2010, shares to be issued for consulting services amount to $77,100 which comprise of 45,000 shares to be issued at $ 1.71 each. At June 30, 2010, these shares have not been issued and are included under current liabilities.

All shares to be issued were issued subsequent to year end.

(d) Warrants

As explained in Note 1, the Company has promised to issue warrants however, as at June 30, 2010, the Company has not yet finalized the terms and conditions of the warrants with the shareholders and therefore management is not yet able to determine the fair value of the warrants promised. It is management’s intent

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

that these warrants will not meet the criteria as a liability and as such will be included within additional paid in capital when the terms and conditions have been finalized.

11. Stock-based Compensation

The expense recognised for employee and non-employee services received during the year is shown in the following table:

	June 30 2010	June 30 2009
Expense arising from equity-settled share-based payment transactions	2,601,456	—
	$2,601,456	$—

Stock Option Awards

During the year ended June 30, 2010, the Company has been issuing stock option awards to employees and non-employee consultants. The Company has not yet created a Stock Option Plan formalising these arrangements and nor has it yet identified the total quantity of shares of common stock set-aside for the future option plans. Management expect to finalize this subsequent to year end. The option issuance details are included in separate agreements with the employees and the non-employee consultants where both parties are aware of the quantity of awards, price of awards and the performance and service conditions necessary to vest in the awards. The Company believes that such awards better align the interests of its employees with those of its shareholders.

Employee awards

As at June 30, 2010, a total of 3.7 million option awards have been made to employees and are issued in three tranches: 1) one-third of the award with an exercise price equal to $0.50 per share which only vest upon commercial production at 60% of capacity of the plant completed after the Cyprus plant and 2) one-third of the award with an exercise price equal to $1.00 per share which vest immediately and 3) one-third of the award with an exercise price equal to $2.00 per share which vests immediately. The awards have a 10-year contractual term. The awards that vest immediately are charged to income statement

Non-employee awards

The Company has currently issued stock option awards to non-employees with different terms and conditions dependent on the type of non-employee services provided. For 2 consultants, who are also deemed as being officers of the Company, their terms and conditions were the same as those granted to employees above - generally issued in three tranches: 1) one-third of the award with an exercise price equal to $0.50 per share which only vest upon commercial production at 60% of capacity of the plant completed after the Cyprus plant and 2) one-third of the award with an exercise price equal to $1.00 per share which vest immediately and 3) one-third of the award with an exercise price equal to $2.00 per share which vests immediately. The awards have a 10-year contractual term. The awards that vest immediately are charged to income statement as can be measured.

For awards issued to other non-employees, the terms vary where certain awards contain service conditions only, and others contain both service conditions and also performance conditions similar to those issued to employees and the other non-employees who are deemed as being officers.

Where the Company knows upfront both the quantity and terms of the award, before any measurement date, it recognizes expense based on the then current fair value and continues to do so at each reporting date until the options can be measured.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

11. Stock-based Compensation (continued)

Where the Company does not know upfront both the quantity and terms of the award, it recognizes any cost of the transaction in reporting periods before the measurement date, based on the then-current lowest aggregate fair value at each of those interim reporting dates, which may be nil.

The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees/non-employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

June 30, 2010
Expected volatility (%)	82 - 304%
Weighted average volatility (%)	166.07%
Expected dividends	$Nil
Expected term (in years)	2 – 10 years
Risk free rate (%)	3.41% - 3.98%

A summary of option activity as of July 1, 2009, and changes during the year ended June 30, 2010 is presented below:

.
	Number	WAEP	Weighted Average Remaining Contractual Term	Intrinsic Value

Stock options outstanding as at June 30, 2009	—	—	—	—
Stock options granted during the year	7,566,000	$1.08	7.29 years	$2,649,780

Stock options outstanding as at June 30, 2010	7,566,000	$1.08	7.29 years	$2,649,780

Non-vested shares	Shares
Non-vested at July 1, 2009	—
Granted	7,566,000
Vested	(4,431,498)
Un-vested at June 30, 2010	3,134,502

As of June 30, 2010, there was nil of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted to employees. The total fair value of shares vested during the year ended June 30, 2010 was $2.6 million.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)
Notes to the Consolidated Financial Statements
For The Year Ended June 30, 2010 and 2009
(Expressed in U.S. Dollars)

11.    Stock-based Compensation (continued)

Stock options outstanding at June 30, 2010 have the following expiry dates and exercise prices:

Expiry date	Number	Exercise Price

April 1, 2015	66,667	$0.50
April 1, 2015	66,667	$1.00
April 1, 2015	66,666	$2.00
April 6, 2013	250,000	$0.50
April 6, 2013	50,000	$1.00
May 1, 2012	250,000	$1.00
November 1, 2012	100,000	$0.50
November 1, 2012	100,000	$1.00
November 1, 2012	100,000	$2.00
January 26, 2013	100,000	$1.00
November 15, 2014	208,333	$0.50
November 15, 2014	416,667	$2.00
January 15, 2015	200,000	$0.50
January 15, 2015	200,000	$1.00
January 15, 2015	200,000	$2.00
March 1, 2015	33,333	$0.50
March 1, 2015	33,333	$1.00
March 1, 2015	33,334	$2.00
July 1, 2019	1,650,002	$0.50
July 1, 2019	1,649,999	$1.00
July 1, 2019	1,649,999	$2.00
August 15, 2019	47,000	$0.50
August 15, 2019	47,000	$1.00
August 15, 2019	47,000	$2.00

	7,566,000

12.    Supplementary Disclosure of Cash Flow Information

Non-cash transactions

Asset Purchase Agreement

As explained in Note 4, shares of Greenwood were transferred to CBp Carbon in exchange for the assets of the CBp Carbon, including cash of $354,514. Included as part of the APA, the Company transferred its equity interest in SRO and forgave its balances due from SRO. Details of the assets and liabilities transferred are disclosed in Note 4.

Interest received and paid

	2010	2009

Interest received for the year	—	678,749
Interest paid for the year	(8,442)	(343,282)

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

13.   Related Party Disclosures

The Group was involved in the following transactions with related parties:

a)    The Company entered into various management and consulting agreements during the year ending June 30, 2010 agreeing to pay aggregate monthly fees totaling $95,000 for terms ranging from six months to ten years. Under the terms of the agreements, the Company has also agreed to pay plant construction bonuses and issue stock options (Note 13e) below). $3,500,000 will be paid to a director once the Cyprus Plant reaches production of in excess of 60% of design capacity all capital required for the completion of the next commercial plant has been accumulated and the Company attains cash and cash equivalents plus marketable securities plus accounts receivable less current liabilities of greater than $5,000,000 after removing for any obligations relating to the construction of the second commercial plant. Further plant construction bonuses totaling $2,600,000 will be paid to various directors for each plant constructed after Cyprus using the Company’s technology. As at June 30, 2010, $985,993 (2009: $Nil) was owing to officers of the company for these management and consulting services, and is included in amounts due to related parties.

Also included in management and consulting fees is an expense allowance of €50,000 per month effective January 1, 2010 granted to a director of the Company. Additionally, a bonus of $300,000 was granted to the aforesaid director for Company travel and other costs personally borne by the director and not previously claimed. As at June 30, 2010, $Nil (2009: $Nil) was owing to the director of the Company for these expenses.

b)    The Company entered into a management agreement with an officer on March 15, 2008. The officer was paid management fees of $20,000 upon signing of the agreement, and $10,000 per month thereafter. The monthly management fee was increased to $15,000 from July 1, 2008. The management agreement with the officer was terminated on February 9, 2010.

c)    As at June 30, 2010, the Group had payables totaling $1,417,188 (2009: $38,954,238) owing to related parties and $1,148,195 (2009: $Nil) due from related parties.

Of the amounts owing to related parties, $Nil (2009: $38,667,105) was owing to CBp Carbon, $985,993 (2009: $93,662) was owing to officers of the Company as shown in Note 13a) above and $431,195 (2009: $Nil) was owing to companies controlled by officers of the Company, for accounting and legal services described in Note 13f).

During the year ended June 30, 2010 interest on the loan owing to CBp Carbon of $2,459,807 (2009: $Nil) was recognized in the consolidated statements of operations using the effective interest rate method. There has been no interest charge in the third or fourth quarters as the loan from CBp Carbon was forgiven as part of the APA as explained in Note 4.

Of the amounts due from related parties of $296,810, $168,566 (2009: $Nil) was owing from a director of the company, $70,909 (2009: $157,990) was owing from companies controlled by a director of the Company and $57,335 (2009: $Nil) was owing to CBp Carbon.

d)    As explained in Note 8, during the period ended June 30, 2010, the Group acquired an 11.89% holding in Terragon Environmental Technologies Inc. (“Terragon”). An officer of the Company is also President and CEO of Terragon. The officer terminated employment with the Company as described in Note 13b) above.

e)     Under the Executive Stock Option Plan, stock options totaling 3,133,332 were granted to senior executives of the Company. 1,566,666 stock options are exercisable at $1 each, and 1,566,666 are exercisable at $2 each, with a 10 year term.

f)     During the year, the Company incurred legal and accounting fees of $464,352 (2009: $Nil) of which $219,818 (2009: $Nil) was incurred to a company controlled by an officer of the Company for legal fees and $244,534 (2009: $Nil) was incurred and owing to a company controlled by an officer of the company for accounting services.

g)    During the year, a loan owing from a company controlled by a director of the Company totaling $157,990 (2009: $Nil) was fully impaired.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

14.   Financial Instruments

The Company is exposed to a range of financial risks through its financial assets and financial liabilities. These financial risks comprise of credit risk, liquidity risk and market risk (including currency risk and interest rate risk).

In the normal course of operations, the Company may trade in equities and hedge funds. Market risk is affected by such factors as interest rate levels, the size and diversification of positions held, and market volatility.

Market Risk

Market risk represents the potential loss that can be caused by a change in the market value of the financial instrument.

In the normal course of business, the Company invests in equities and hedge funds. The market risk on these instruments is the risk that fair value of future cash flows of the investment will fluctuate due to changes in market prices (other than those arising from currency risk or interest rate risk), whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting all similar financial instruments traded in the market.

Credit Risk

Credit risk represents the maximum potential loss that the Company would incur if the counterparties failed to perform pursuant to the terms of their agreements with the Company. The Company regularly transacts business with major European financial institutions.

The Company is subject to credit risk to the extent that the banks and depositees may be unable to fulfill their obligations either to return the Company’s securities or repay amounts owed.

Liquidity Risk

Liquidity risk, also referred to as funding risk, is the risk that the Company will encounter difficulty in raising funds to meet commitments associated with financial instruments. Liquidity risk may result from an inability to sell a financial asset quickly at, or close to, its fair value. The Company mitigates liquidity risk by maintaining healthy liquid assets in the form of cash balances.

Interest Rate Risk

Interest rate risk represents the possibility of an adverse change in interest rates, which could result in a diminution in value in an interest-bearing financial instrument. The Company is exposed to interest rate risk on its cash and cash equivalent balances.

Currency Risk

In the normal course of business, the Company enters into time deposit and loan facilities denominated in foreign currencies. Generally, these facilities represent future commitments to receive or pay matured amounts at specified future dates, which expose the Company to market risk if the market value of the foreign currency is higher or lower than that at the date the initial transaction is made. During the year the Company made a gain of $20,730 (2009: ($8,196,907)) from entering into such facilities.

The Company may also invest in other foreign currency denominated assets which result in the Company being exposed to currency risk. The Company is exposed to risks that the exchange rate of the US dollar relative to other currencies may change in a manner which has an adverse effect on the Company’s reported results.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

14.   Financial Instruments (continued)

Currency Risk (continued)

As at the balance sheet date, the Company had the following balances denominated in foreign currencies:

	2010	2009

Bank and Cash Balances – Canadian Dollar	CAD 64	CAD 2,991,242

Bank and Cash Balances – Euro	€ (6,074)	€ 192,711

Trading Securities - Euro	€ 177,377	€ 452,133

Loans – Euro	€ (59,189)	-

Exchange rates	2010	2010	2009	2009
	Average	Closing	Average	Closing

Canadian Dollar (per $1)	1.0570	1.0484	1.1651	1.1560

Euro (per $1)	0.7182	0.8193	0.7276	0.7118

The following table demonstrates the sensitivity of the operating statement to a reasonable possible change in the exchange rates of non-trading financial assets and liabilities as at June 30, 2010 and June 30, 2009:

Currency	Increase in Foreign Exchange Rate	Sensitivity to income 2010	Sensitivity to income 2009

CAD	1%	1	25,876
EUR	1%	1,368	1,245
		$ 1,369	$ 27,121

A decrease in the foreign exchange rate by 1% would have an equal, but opposite effect to income.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

15.  Commitments and Contingencies

Contingencies

The Company is currently involved in a legal claim in which the Company’s subsidiary, Greenwood Commerce Ltd., is acting as a defendant. The amounts claimed include €555,000 plus interest; €1,000 per day delay from the date of judgment and the buy-out of share options for an undisclosed value. A hearing has been scheduled for June 2011 and the outcome cannot be reasonably determined at the present time. Management are of the opinion that no material contingencies are expected to result from this claim.

As explained in Note 13, the Company has entered into contingent arrangements with a number of officers of the Company were bonuses will be payable to them upon certain criteria being met:

a)    A $3,500,000 cash bonus will be paid to a director on meeting certain criteria: 1) once the Cyprus Plant reaches production of in excess of 60% of design capacity, and 2) all capital required for the completion of the next commercial plant has been accumulated and 3) the Company attains cash and cash equivalents plus marketable securities plus accounts receivable less current liabilities of greater than $5,000,000 after removing for any obligations relating to the construction of the second commercial plant. As explained in Note 16h), subsequent to year end, a resolution was passed granting payment of the cash bonus to the director.

b)    Further plant construction cash bonuses totaling $2,600,000 will be paid to various directors for each plant constructed after the Cyprus plant using the Company’s technology where that plant commences commercial production at or in excess of 60% of design capacity.

Commitments

As explained in Note 13, during the year ended June 30, 2010, existing employee and non-employee agreements were replaced with new agreements committing the Group to monthly payments totaling $95,000.

The future aggregate payments under these and various other agreements are as follows:

Year ended June 30:
2011	3,358,575
2012	3,521,541
2013	2,426,011
2014	1,044,543
2015	984,543
After 2015	4,424,336
$15,759,549

16.   Subsequent Events

a) On July 14, 2010, the company received subscriptions of 330,000 shares at $1.25 each. Each unit consists of one common share and one warrant at an exercise price of $1.50. The warrants expire on May 30, 2012.

b) On September 20, 2010, the company received subscriptions of 50,000 shares at $1 each. Each unit consists of one common share and one warrant at an exercise price of $1.25. The warrants expire on May 30, 2012.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

16.  Subsequent Events (continued)

c)  On July 1, 2010, Greenwood Commerce Ltd., agreed to pledge all of the issued and outstanding shares (“Shares”) of CBp Cyprus Ltd, a wholly owned subsidiary, and all equitable interest in intellectual property (“IP”) in the name of CBp Carbon Industries, Inc. to a major shareholder who has lent sums of money and incurred expenses for the benefit of Greenwood, CBp Carbon and the Company and has agreed to continue to make such loans (“Loans”) subject to receipt of security. Greenwood agreed to place the Shares and IP into the control of the major shareholder, with all transfer documents, as the aforementioned security for the Loans and any further Loans. In consideration of the premises and in order to induce the major shareholder to make the Loan, the following terms were agreed:

  i) Greenwood promises to pay to the major shareholder or his designated agent, the Loan on demand of the major shareholder and the major shareholder agrees to not make demand unless he reasonably believes that the Shares and the IP are subject to jeopardy as to ownership by the Company. In consideration of this Agreement the major shareholder agrees not to charge interest in respect to the Loan.

      ii) Greenwood or the Company may, at any time, require that the Shares and IP are placed into escrow with an agent mutually agreeable to the Parties.

  iii) Greenwood pledges and grants to the major shareholder a continuing first priority, and perfected security interest in certain pledged collateral.

d)  On July 17, 2010, Greenwood Commerce Ltd., agreed to sell all its Intellectual Property to Carbon Green IP Ltd. (“the Purchaser”), both wholly owned subsidiaries of the Company, for a purchase price of 1,600 shares valued at $5,122 per share for an aggregate of $8,195,200. The Company agreed to loan the shares to the Purchaser, in consideration of a promissory note for the agreed value of the shares.

e)   On July 17, 2010, Greenwood Commerce Ltd., agreed to sell its business and assets (excluding Intellectual Property and Computer Software) to Carbon Green Manufacturing Ltd. (“the Purchaser”), both wholly owned subsidiaries of the Company, for a purchase price of 4,881 shares valued at $5,122 per share for an aggregate of $25,000,000. The Company agreed to loan the Shares to the Purchaser in consideration of a promissory note for the agreed value of the Shares.

f) Effective July 30, 2010, a major shareholder, who under the share purchase agreement (more fully described in Note 1), has the right to receive super-voting preferred shares (the “Shares”) in the capital of the Company and which Shares carry the vast majority of votes in the capital of the Company, granted to the Company an option (the “Option”) to purchase such shares for cancellation. The Option was granted by the major shareholder as a covenant that, in the event of a take-over of the Company, for cash or part cash and part securities, all shareholders will be treated equally in price paid per share. In consideration of such covenant and of the Option, the Company grants to the major shareholder the Put to sell the Shares and the following rights:

i)    An exclusive license for the technology of the Company for the Asia-Pacific region for a period of 50 years, but excluding the right of the Company to build plants, and providing for a royalty of $30 per tonne of processed tires, with a one-time license fee of $20,000,000 on or before commencement of commercial production of the first commercial plant in the Asia-Pacific region.

ii)   An exclusive license for Latin America for a period of 50 years, but excluding the right of the Company to build plants, and providing for a royalty of $30 per tonne of processed tires, with a one-time license fee of $20,000,000 on or before commencement of commercial production of the first commercial plant in the Latin America region.

CARBON GREEN, INC. (FORMERLY NEEMA INC.)

Notes to the Consolidated Financial Statements

For The Year Ended June 30, 2010 and 2009

(Expressed in U.S. Dollars)

16.   Subsequent Events (continued)

 iii) An exclusive option for Europe and the Mid-East for a period of 5 years for payments of $4,000,000 per year, in arrears but with the last payment on the fifth anniversary of $8,000,000. Upon exercise the option will become an exclusive license for the said region for a period of 50 years but excluding the right of the Company to build plants, and providing for a royalty of $30 per tonne of processed tires, with a one-time license fee of $20,000,000 on commencement of commercial production of the first commercial plant in the European or Mid-East region.

iv)  Five million common shares to be issued upon demand.

g)  On December 15, 2010, the Company entered into a joint venture agreement with a US company based in Houston, Texas. The US-based company has produced a bio-fuel technology which produces low NOX and SOX fuel. The parties have effected preliminary joint research into the compatibility of the Company’s bio-fuel with that of the US-based company’s NOX and SOX fuel. Accordingly both companies have determined to form a joint venture to continue research and development and to jointly commercialize the fuels resultant from combining the technologies and processes. The joint venture business and assets shall be held in a newly formed company (“JV-Co”) equally owned by the companies. The Company shall receive from the JV-Co, as its consideration for its interest assigned to JV-Co and as license consideration for the use of the Company’s intellectual property:

i)   A five year subordinate debenture of $20,000,000 with annual interest of 8% payable quarterly in arrears and principal payable at the end of the Debenture term.

ii)  The Company shall grant a license to JV-Co providing for use of its intellectual property in consideration of a royalty of $20 for each tonne of fuel processed by the JV.

iii)  The company will receive 50% of the JV revenue after costs.

  The US Company shall receive from the JV-Co, as its consideration for its interest assigned to JV-Co and as license consideration for the use of its intellectual property the same as mentioned in i), ii) and iii) above.

h)  On January 25, 2011 a resolution was passed by the Board granting a director the $3,500,000 cash bonus, as described in Note 15a), due to the following considerations:

i)   The Cyprus plant being in commercial operation and processing and producing high quality product;

ii)  The aforementioned director being the primary source of capital for the Cyprus plant during the Company's financial difficulties;

iii)  The Cyprus plant being sufficiently well capitalized with grants, loans and internal cash flow to support any future operating cash requirements of the plant;

iv)  The opinion that the liability from the bonus be settled prior to potential business ventures, as future capital injections should be used for plant development and not payment of Company debts.

i) Subsequent to year end, the Company has been required to reduce operations and stop finance activity due to a cease trade issued in British Columbia, Canada (“BC”). The cease trade was issued due to the Company not meeting the requisite filling deadlines for its financial information. The Company has no operations in BC and its non-BC operations are being severely jeopardized by the impact of BC rules. On January 25, 2011 a resolution was passed by the Board of Directors to turn over all operations and payables of the Company to Carbon Green NA, Inc. (“CGNA”), a Colorado based company affiliated by virtue of commonality of shareholders. CGNA has entered into a support agreement and pledge with Carbon Green Manufacturing Ltd., Carbon Green Manufacturing Ltd’s wholly owned subsidiary, CBp Cyprus Ltd. and Carbon Green IP Ltd. (collectively, the “Company’s subsidiaries”). CGNA has agreed to provide financial support to the Company’s subsidiaries in exchange for security of a pledge agreement and the option to acquire a 25% interest in the business and IP of the Company’s subsidiaries for each $1,000,000 of support provided by CGNA. The majority shareholders have voted in favour of this support agreement. The board views this as the only viable way to maintain the business and protect the shareholders.

CARBON GREEN, INC.

Unaudited Condensed Consolidated

Interim Financial Statements

For the 6-Months Ended

December 31, 2010

CARBON GREEN, INC.

Unaudited Condensed Consolidated Interim Financial Statements

For the 6 months ended December 31, 2010

Table of Contents

Page(s)

Condensed Consolidated Balance Sheets	2

Condensed Consolidated Statements of Operations and Comprehensive Income	3

Condensed Consolidated Statements of Changes in Shareholders’ Equity	4

Condensed Consolidated Statements of Cash Flows	5

Notes to the Unaudited Condensed Consolidated Interim Financial Statements	6-15

CARBON GREEN, INC.

Condensed Consolidated Balance Sheets

As at December 31, 2010 and June 30, 2010

(Expressed in U.S. dollars)

(Unaudited)

	Notes	December 31, 2010	June 30, 2010

ASSETS

Current Assets
Cash and cash equivalents		411,952	70,927
Trading Investments	2	181,459	355,594
Available-for–sale investments	4	-	1,073,064
Accounts receivable		177,181	39,754
Inventory		232,727	91,487
Prepaid expenses and deposit		124,502	112,925
Due from related parties	10	984,689	296,810
		2,112,510	2,040,561

Non-current assets
Property, plant and equipment		10,593,660	9,984,488
Technology rights		6,329,167	6,679,167
Trademark		387,867	387,867
		17,310,694	17,051,522
Total Assets		$19,423,204	$19,092,083

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable and accrued liabilities – other		2,797,373	1,746,155
Accrued liabilities – related parties	10	1,429,536	1,417,188
Due to shareholders	5	1,900,000	-
Borrowings	6	544,277	72,475
Bank overdraft		251,494	19,134
Shares to be issued	7	224,700	1,349,900
		7,147,380	4,604,852

Shareholders’ Equity (Deficit)
Issued share capital		71,082	69,956
Additional paid-in capital		49,194,950	47,560,776
Employee equity-benefits reserve		3,323,556	2,601,456
Accumulated other comprehensive loss		(1,469,824)	(2,201,775)
Accumulated deficit		(38,843,940)	(33,543,182)

Total Shareholders’ Equity		12,275,824	14,487,231

Total Liabilities and Shareholders’ Equity		$19,423,204	$19,092,083

The accompanying notes form an integral part of these condensed consolidated financial statements.

CARBON GREEN, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income

For the 6-Months Ended  December 31, 2010 and 2009

(Expressed in U.S. dollars except share and per-share amounts)

(Unaudited)

	Notes	6 Months Ended December 31, 2010	6 Months Ended December 31, 2010

Revenue		132,457
Other income		-	70,123
Cost of revenue		(407,281)	-
		(274,824)	70,123
Expenses
Amortization of license rights		350,000	-
Business development		38,724	220,643
Consulting and management fees		556,336	151,494
Consulting and management fees – related party	10	877,470	269,076
Depreciation		392,394	-
Foreign exchange (gain) loss		-	(327,994)
General and administrative		462,865	234,743
Legal and accounting	10	246,452	38,972
(Gain) loss on trading securities – realized		(45,764)	130,724
(Gain) loss on trading securities – unrealized		-	(106,532)
Marketing fees		1,218,823	100,000
Stock-based compensation	8	722,100	1,464,603
Wages and benefits		190,788	340,754
Total expenses		5,010,188	2,516,483

Loss from continuing operations before interest		(5,285,012)	(2,446,360)
Interest income		4,982	1,854
Effective interest expense on related party loan	10	-	(2,459,807)
Interest expense		(20,728)	(30,195)

Loss from continuing operations		(5,300,758)	(4,934,508)
Loss from discontinued operations		-	(656,369)
Gain on disposal of subsidiary	6	-	539,131

Loss for the period		(5,300,758)	(5,051,746)
Currency translation differences		731,951	(2,296)

Total comprehensive loss for the period		$(4,568,807)	$(5,054,042)

The accompanying notes form an integral part of these condensed consolidated financial statements.

CARBON GREEN, INC.

Condensed Consolidated Statements of Changes in Shareholders’ Equity

For the 6-Months Ended December 31, 2010

(Expressed in U.S. dollars except share amounts)

(Unaudited)

	Number of Issued Shares Ordinary	Issued Share Capital	Additional Paid-in Capital	Employee Equity Benefits Reserve	Accumulated Other Comprehensive Loss	Deficit	Total

July 1, 2010	69,955,886	69,956	47,560,776	2,601,456	(2,201,775)	(33,543,182)	14,487,231

Private placement	1,126,318	1,126	1,634,174	-	-	-	1,635,300
Stock based compensation	-	-	-	722,100	-	-	722,100
Net loss for the period	-	-	-	-	-	(5,300,758)	(5,300,758)
Movement due to foreign currency translations	-	-	-	-	731,951	-	731,951

December 31, 2010	71,082,204	$ 71,082	$ 49,194,950	$ 3,323,556	$ (1,469,824)	$ (38,843,940)	$ 12,275,824

The accompanying notes form an integral part of these condensed consolidated financial statements.

CARBON GREEN, INC.

Condensed Consolidated Statements of Cash Flows

For the 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. dollars)

(Unaudited)

	6 Months Ended December 31, 2010	6 Months Ended December 31, 2009

Operating activities

Net loss from continuing operations	(5,300,758)	(4,934,508)
Adjustments to reconcile net income to net cash flows used in operating activities:
Amortization	350,000	-
Depreciation	392,394	-
Net (gain) loss on trading securities	(19,986)	24,191
Net (gain) loss on sale of available-for sale investment	(14,350)	-
Stock based compensation	722,100	1,464,603
Effective interest on related party loan	-	2,459,807

Net loss from continuing operations before working capital changes	(3,870,600)	(985,907)
Increase in accounts receivable	(137,427)	(20,075)
Increase in inventory	(141,240)	-
Increase in prepaid expenses and deposit	(11,577)	(33,832)
Increase in accounts payable and accrued liabilities	1,063,566	104,228
Increase in due to shareholders	1,900,000	-

Cash flows used in operating activities - continuing operations	(1,197,278)	(935,586)
Cash flows used in operating activities – discontinued operations	-	(656,369)

Cash flows used in operating activities	(1,197,278)	(1,591,955)

Investing activities

Sale of trading securities	219,899	423,569
Sale of available-for-sale investment	1,087,414	-
Acquisition of property, plant and equipment	(141,580)	(744,318)
Advances (to) from related parties	(687,879)	(177,676)

Cash flows used in investing activities – continuing operations	477,854	(498,425)
Cash flows used in investing activities – discontinued operations	-	-

Cash flows provided (used in) investing activities	477,854	(498,425)

Financing activities

Increase in borrowings	471,802	416,452
Shares to be issued	(1,272,800)	-
Proceeds on shares issued through APA	-	10,000
Advances from (to) related parties	-	(214,128)
Increase in share capital	1,126	-
Increase in additional paid-in capital	1,634,174	-

Cash flows provided by (used in) financing activities - continuing operations	834,302	212,324
Cash flows used by financing activities – discontinued operations	-	-

Cash flows provided by (used in) financing activities	834,302	212,324

Movement due to foreign currency translations	(6,212)	(2,296)
Net cash transferred in through Asset Purchase Agreement	-	252,413

Net movement in cash and cash equivalents	108,665	(1,627,939)

Cash and cash equivalents of continuing operations at beginning of the period	51,793	3,555,799
Cash and cash equivalents at end of the period	$160,458	$1,927,860

The accompanying notes form an integral part of these condensed consolidated financial statements.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

1.   Nature of business and Continuation of Operation

Carbon Green, Inc. was incorporated in the State of Nevada on January 17, 2006.  On November 30, 2009, the Company entered into a share purchase agreement with CBp Carbon Industries Inc. (“CBp Carbon”) and its wholly-owned subsidiary, Greenwood Commerce Ltd. (“Greenwood”).  Pursuant to the terms of the share purchase agreement, the Company has agreed to acquire all of the issued and outstanding common shares of Greenwood from CBp Carbon in exchange for the issuance to CBp Carbon of one common share for each four CBp Carbon common shares outstanding, for an aggregate of 33,346,262 of the Company’s common shares.  In addition, the Company issued 1,056,041 share purchase warrants to CBp Carbon on the basis of one share purchase warrant for each four outstanding share purchase warrants of CBp Carbon. 868,541 of the warrants entitle the holder thereof to purchase one share of the Company’s common stock at an exercise price of $2.50 per share until January 15, 2013 and 187,500 of the warrants entitle the holder thereof to purchase one share of the Company’s common stock at an exercise price of $2.00 per share until January 15, 2013. The acquisition was accounted for as recapitalization of Greenwood Commerce Ltd. because the shareholders of Greenwood controlled Carbon Green Inc. after the acquisition.  Greenwood was treated as the acquiring entity for accounting purposes and Carbon Green was the surviving entity for legal purposes.  The combined company is considered to be a continuation of the operations of Greenwood.

The issued and outstanding common stock of Greenwood prior to the completion of acquisition was restated to reflect the common stock issued by Carbon Green Inc.

These condensed consolidated financial statements presented are those of Carbon Green, Inc., (“parent company”), its  100% owned subsidiaries Greenwood Commerce Ltd., Carbon Green IP Ltd., Carbon Green Manufacturing Ltd, CBp Cyprus Ltd. and Conlane Enterprises Ltd. Collectively, they are referred to herein as “the Company”.

The Company’s nature of business is to commercialize a technology used for converting scrap automotive tires into reusable components and producing a commercial substitute for carbon black, which we call Carbon Green™, a main commodity for the rubber and plastics industries.  The registered office of the company is located at Vysoka 26, Bratislava 81106, Slovak Republic.

The accompanying financial data as of December 31, 2010 and for the six months ended December 31, 2010 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. The June 30, 2010 consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by US GAAP.  However, the Company believes that the disclosures are adequate to make the information presented not misleading.

In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present fairly the condensed consolidated balance sheet as of December 31, 2010, and results of operations and comprehensive income for the six months ended December 31, 2010, cash flows, and shareholders’ equity for the six months ended December 31, 2010, as applicable, have been made. The results of operations for the six months ended December 31, 2010 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

The Company has evaluated subsequent events through the date that the financial statements were issued, May 18, 2011, in accordance with ASC 855 “Subsequent Events”.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

2.   Trading Securities

	Cost	Dec 31, 2010 Market Value	Cost	June 30, 2010 Market Value

Hedge funds	367,097	181,459	669,895	355,594
	$ 367,097	$ 181,459	$ 669,895	$ 355.594

The Company’s trading securities recorded at fair value have been categorized based upon a fair value hierarchy in accordance with ASC 740.  There are no liabilities measured at fair value.  Assets measured at fair value as of December 31, 2010 are as follows:

Description	Quoted prices in active markets for identical assets (level 1)	Significant observable inputs (level 2)	Significant unobservable inputs (level 3)	Total

Hedge Funds	-	-	181,459	181,459
	$ -	$ -	$ 181,459	$ 181,459

Changes in Level 3 assets and liabilities are measured at fair value on a recurring basis for the period ended December 31, 2010:

Description	Beginning balance July 1, 2010	Realized gains or or losses	Unrealized gains or or losses	Purchases and sales sales, net	Net transfers in or out of level	Closing balance

Hedge Funds	355,594	45,764	-	(219,899)	-	181,459
Total	$ 355,594	$ 45,764	-	$ (219,899)	-	$ 181,459

As at December 31, 2010, the Group held $181,459 (June 30, 2010: $217,269) of its trading securities in hedge funds which are currently in the process of liquidating. The Fund will receive distributions from these investment companies when liquidity becomes available.  The value of the hedge fund at December 31, 2010 has been based on the expected redemption proceeds on liquidation of the fund.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

3.   Property, Plant and Equipment

December 31, 2010
Opening balance	9,984,488
Additions/(Transfers)	141,580
10,126,068
Effect due to movement in foreign exchange rates	1,067,977
Balance before depreciation	11,194,045
Accumulated depreciation	(600,385)
$ 10,593,660

All Property, Plant and Equipment is held in Cyprus.  During the quarter ending June 30, 2010, the Pyrolysis Plant was completed and depreciation commenced as the property, plant and equipment as it became operational.

4.   Available-For-Sale Investments

On December 2, 2009, the Group acquired the assets of the Parent Company.  Included in the non-current assets acquired was an 11.89% holding in Terragon Environmental Technologies Inc. (“Terragon”).  Terragon develops, manufactures and sells pyrolysis solutions for waste and resource processing to governments, and militaries.  A former officer of the Company is also President and CEO of Terragon.

During the 6 months ended December 31, 2010, the Terragon Shares were sold for a total consideration of $1,087,414.

5.   Due to Shareholders

Amounts due to shareholders comprise of share subscriptions which were received by the Company for a related party company, Carbon Green NA, Inc., a company incorporated after year end.  (See Note 12(b)).

6.   Borrowings

	Currency	Maturity Dates	Interest Rate	December 31, 2010	June 30, 2010

Current Account	EUR	On demand	4.0%	542	72,475
Loans	EUR	On demand	6.5%	544,277	-

The Company’s wholly owned subsidiary, Conlane Enterprises Ltd,. has loans payable totaling $544,277 (June 30, 2010: $Nil).  These loans are used to facilitate the purchase of machinery and are secured over the factory property in Cyprus.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

7.   Issued Capital and Reserves

(a)

Authorized share capital:

	Dec 31, 2010	June 30, 2010

300,000,000 ordinary shares of par value $0.001 each	300,000	300,000

	$ 300,000	$ 300,000

Ordinary shares have one vote per outstanding share, are entitled to an equal share in any dividend paid by the Company and are entitled to an equal share in the distribution of assets upon voluntary or involuntary liquidation.

(b)

Issued and fully paid share capital:

	Dec 31, 2010	June 30, 2010

71,082,204 (June 30, 2010: 69,955,886) ordinary shares of par value $0.001 each	71,082	69,956

	$ 71,082	$ 69,956

During the period, the Company received subscriptions of $1,625,300 and issued 1,126,318 shares at prices between $1.00 and $1.75 per share.

(c)

Shares to be issued

The Company has entered into a consulting agreement whereby shares are issued in exchange for the receipt of consulting services.  The consultant is entitled to 15,000 Company shares per month.  As at December 31, 2010, shares to be issued for consulting services amount to $224,700 which comprise of 135,000 shares to be issued at $1.66 each.   At December 31, 2010, these shares have not been issued and are included under current liabilities.

(d)

Warrants

As explained in Note 1, the Company has promised to issue warrants however, as at December 31, 2010, the Company has not yet finalized the terms and conditions of the warrants with the shareholders and therefore management is not yet able to determine the fair value of the warrants promised.  It is management’s intent that these warrants will not meet the criteria as a liability and as such will be included within additional paid in capital when the terms and conditions have been finalized.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

8.   Stock-based Compensation

The expense recognised for employee and non-employee services received during the period is shown in the following table:

	6 Months ended Dec. 31, 2010	6 Months ended Dec. 31, 2009

Expense arising from equity-settled share-based payment transactions	722,100	1,464,603

	$ 722,100	$ 1,464,603

Stock Option Awards

During the period ended June 30, 2010, the Company issued stock option awards to employees and non-employee consultants. The Company has not yet created a Stock Option Plan formalising these arrangements and nor has it yet identified the total quantity of shares of common stock set-aside for the future option plans. Management expect to finalize this prior to year end. The option issuance details are included in separate agreements with the employees and the non-employee consultants where both parties are aware of the quantity of awards, price of awards and the performance and service conditions necessary to vest in the awards. The Company believes that such awards better align the interests of its employees with those of its shareholders.

Employee awards

3.7 million option awards have been made to employees and are issued in three tranches 1) one-third of the award with an exercise price equal to $0.50 per share which only vest upon commercial production at 60% of capacity of the plant completed after the Cyprus plant and 2) one-third of the award with an exercise price equal to $1.00 per share which vest immediately and 3) one-third of the award with an exercise price equal to $2.00 per share which vests immediately. The awards have a 10-year contractual term. The awards that vest immediately are charged to the statement of operations and comprehensive income.

Non-employee awards

The Company has issued stock option awards to non-employees with different terms and conditions dependent on the type of non-employee services provided. For 2 consultants, who are also deemed as being officers of the Company, their terms and conditions were the same as those granted to employees above - generally issued in three tranches 1) one-third of the award with an exercise price equal to $0.50 per share which only vest upon commercial production at 60% of capacity of the plant completed after the Cyprus plant and 2) one-third of the award with an exercise price equal to $1.00 per share which vest immediately and 3) one-third of the award with an exercise price equal to $2.00 per share which vests immediately. The awards have a 10-year contractual term. The awards that vest immediately are charged to the statement of operations and comprehensive income as can be measured.

For awards issued to other non-employees, the terms vary where certain awards contain service conditions only, and others contain both service conditions and also performance conditions similar to those issued to employees and the other non-employees who are deemed as being officers.

Where the Company knows upfront both the quantity and terms of the award, before any measurement date, it recognizes expense based on the then current fair value and continues to do so at each reporting date until the options can be measured.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

8.

Stock-based Compensation (continued)

Non-employee awards (continued)

Where the Company does not know upfront both the quantity and terms of the award, it recognizes any cost of the transaction in reporting periods before the measurement date, based on the then-current lowest aggregate fair value at each of those interim reporting dates, which may be nil.

The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees/non-employees that have similar historical exercise behavior are considered separately for valuation purposes. The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant

December 31, 2010

Expected volatility (%)	82% - 304%
Weighted average volatility (%)	166.07%
Expected dividends	$Nil
Expected term (in years)	2 – 10 years
Risk free rate (%)	3.41% - 3.98%

A summary of option activity as of July 1, 2010, and changes during the period ended December 31, 2010 is presented below:

	Number	WAEP	Weighted Average Remaining Contractual Term	Intrinsic Value

Stock options outstanding as at June 30, 2010	7,566,000	$ 1.08	7.29 years	$ 2,649,780
Stock options granted during the period	-	-	-	-

Stock options outstanding as at Dec. 31, 2010	7,566,000	$ 1.08	6.79 years	$ 2,211,533

Non-vested shares	Shares
Non-vested at July 1, 2010	3,134,502
Granted	-
Vested	(350,000)

Un-vested at December 31, 2010	2,784,502

As of December 31, 2010, there was $393,194 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted to employees. The total fair value of shares vested during the 6 month period ended December 31, 2010 was $722,100.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

8.

Stock-based Compensation (Continued)

Stock options outstanding at December 31, 2010 have the following expiry dates and exercise prices:

Expiry date	Number	Exercise Price

April 1, 2015	66,667	$0.50
April 1, 2015	66,667	$1.00
April 1, 2015	66,666	$2.00
April 6, 2013	250,000	$0.50
April 6, 2013	50,000	$1.00
May 1, 2012	250,000	$1.00
November 1, 2012	100,000	$0.50
November 1, 2012	100,000	$1.00
November 1, 2012	100,000	$2.00
January 26, 2013	100,000	$1.00
November 15, 2014	208,333	$0.50
November 15, 2014	416,667	$2.00
January 15, 2015	200,000	$0.50
January 15, 2015	200,000	$1.00
January 15, 2015	200,000	$2.00
March 1, 2015	100,000	$0.50
July 1, 2019	1,650,002	$0.50
July 1, 2019	1,649,999	$1.00
July 1, 2019	1,649,999	$2.00
August 15, 2019	47,000	$0.50
August 15, 2019	47,000	$1.00
August 15, 2019	47,000	$2.00

	7,566,000

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

9.  Supplementary Disclosure of Cash Flow Information

Non-cash transactions

As explained in Note 7(c), the Company has entered into a consulting agreement whereby shares are issued in exchange for the receipt of consulting services.  During the period 90,000 shares at $1.64 each, totaling $147,600, are to be issued for these services.

Interest received and paid

	6 Months ended Dec. 31, 2010	6 Months ended Dec. 31, 2009

Interest received for the period	4,982	1,854
Interest paid for the period	(20,728)	(30,195)

10.  Related Party Disclosures

The Group was involved in the following transactions with related parties:

a)

The Company entered into various management and consulting agreements during the year ending June 30, 2010 for terms ranging from six months to ten years.  During the period, $877,470 was charged to the Company in accordance with these agreements.  Under the terms of the agreements, the Company has also agreed to pay plant construction bonuses and issue stock options.  $3,500,000 will be paid to a director once the Cyprus Plant reaches production of in excess of 60% of design capacity all capital required for the completion of the next commercial plant has been accumulated and the Company attains cash and cash equivalents plus marketable securities plus accounts receivable less current liabilities of greater than $5,000,000 after removing for any obligations relating to the construction of the second commercial plant.  As explained in Note 12(a) subsequent to December 31, 2010, a resolution was passed granting payment of the cash bonus to the director.

Further plant construction bonuses totaling $2,600,000 will be paid to various directors for each plant constructed after Cyprus using the Company’s technology.  As at December 31, 2010, $1,375,993 (June 30, 2010: $985,993) was owing to officers of the company for these management and consulting services, and is included in amounts due to related parties.

a)

As at December 31, 2010, the Group had payables totaling $1,429,536 (June 30, 2010: $1,417,188) owing to related parties and $984,689 (June 30, 2010: $1,148,195) due from related parties.

Of the amounts owing to related parties, $1,375,993 (June 30, 2010: $Nil) was owing to officers of the Company as shown in Note 10a) above.

Of the amounts due from related parties, $Nil (June 30, 2010: $985,993) was owing from a director of the company, $570,569 (June 30, 2010: $431,195) was owing from companies controlled by a officers of the Company and $414,120 (June 30, 2010: $Nil) was owing from CBp Carbon.

During the period ended December 31, 2009 interest on the loan owing to the Parent Company of $2,459,807 was recognized in the condensed consolidated statement of operations and comprehensive income using the effective interest rate method.

c)

During the period, the Company incurred legal and accounting fees of $246,452 (June 30, 2010:  $464,352) of which $218,817 (December 31, 2009:  Nil) was paid to a company controlled by an officer of the Company for legal fees and $Nil (December 31, 2009:  Nil) was incurred and owing to a company controlled by an officer of the company for accounting services.

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

11.  Commitments and Contingencies

Contingencies

The Company is currently involved in a legal claim in which the Company’s subsidiary, Greenwood Commerce Ltd., is acting as a defendant.  The amounts claimed include €555,000 plus interest; €1,000 per day delay from the date of judgment and the buy-out of share options for an undisclosed value.  A hearing has been scheduled for June 2011 and the outcome cannot be reasonably determined at the present time.  Management are of the opinion that no material contingencies are expected to result from this claim.

As explained in Note 10, the Company has entered into contingent arrangements with a number of officers of the Company were bonuses will be payable to them upon certain criteria being met:

b)

A $3,500,000 cash bonus will be paid to a director on meeting certain criteria: 1) once the Cyprus Plant reaches production of in excess of 60% of design capacity, and 2) all capital required for the completion of the next commercial plant has been accumulated and 3) the Company attains cash and cash equivalents plus marketable securities plus accounts receivable less current liabilities of greater than $5,000,000 after removing for any obligations relating to the construction of the second commercial plant.  As explained in Note 12(a) subsequent to December 31, 2010, a resolution was passed granting payment of the cash bonus to the director.

c)

Further plant construction cash bonuses totaling $2,600,000 will be paid to various directors for each plant constructed after the Cyprus plant using the Company’s technology where that plant commences commercial production at or in excess of 60% of design capacity.

Commitments

As explained in Note 10, during the period ended June 30, 2010, existing employee and non-employee agreements were replaced.

The future aggregate payments under these and various other agreements are as follows:

2011 (to June 30, 2011)	1,668,115
2012	3,631,110
2013	2,459,468
2014	989,207
2015	989,207
After 2015	4,465,490

$ 14,202,597

CARBON GREEN, INC.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

For The 6-Months Ended December 31, 2010 and 2009

(Expressed in U.S. Dollars)

12.  Subsequent Events

a)

On January 25, 2011 a resolution was passed by the Board granting a director the $3,500,000 cash bonus, as described in Note 11a), due to the following considerations:

i.

The Cyprus plant being in commercial operation and processing and producing high quality product;

ii.

The aforementioned director being the primary source of capital for the Cyprus plant, during the Company’s financial difficulties;

iii.

 The Cyprus plant being sufficiently well capitalized with grants, loans and internal cash flow to support any future operating cash requirements of the plant;

iv.

The opinion that the liability from the bonus be settled prior to potential business ventures, as future capital injections should be used for plant development and not payment of Company debts.

b)

Subsequent to December 31, 2010, the Company has been required to reduce operations and stop finance activity due to a cease trade issued in British Columbia, Canada (“BC”).  The cease trade was issued due to the Company not meeting the requisite filling deadlines for its financial information.  The Company has no operations in BC and its non-BC operations are being severely jeopardized by the impact of BC rules.  On January 25, 2011 a resolution was passed by the Board of Directors to turn over all operations and payables of the Company to Carbon Green NA, Inc.  (“CGNA”), a Colorado based company affiliated by virtue of commonality of shareholders.  CGNA has entered into a support agreement and pledge with Carbon Green Manufacturing Ltd., CBp Cyprus Ltd. (Carbon Green Manufacturing Ltd.’s wholly owned subsidiary) and Carbon Green IP Ltd. (collectively, the “Company’s subsidiaries”).  CGNA has agreed to provide financial support to the Company’s subsidiaries in exchange for security of a pledge agreement and the option to acquire a 25% interest in the business and IP of the Company’s subsidiaries for each $1,000,000 of support provided by CGNA.  The majority shareholders have voted in favour of this support agreement.  The board views this as the only viable way to maintain the business and protect the shareholders.

c)

On March 2, 2011, the first closing, CGNA, entered into an acquisition agreement (the "Acquisition Agreement") with a Hunt Global Resources, Inc. (“Hunt”), a US company based in Houston, Texas, USA.  Hunt agreed to acquire approximately 85% of the common stock of CGNA and 95% of the preferred stock of CGNA in exchange for the issuance to ten selling shareholders of CGNA 30,249,256 shares Hunt’s common stock, 123,675 shares of Class A preferred stock, 123,675 shares of Class B preferred stock, 24,000 warrants to acquire shares of Class A preferred stock at an exercise price of $208 a share expiring on March 2, 2016, and 38,285 warrants to purchase share of Class B preferred stock at an exercise price of $248 a share expiring on March 2, 2016.

Under the Acquisition Agreement, Hunt also agreed to issue to the remaining eligible shareholders of CGNA offers to acquire their CGNA stock on the same basis as above and to cause CGNA to enter into a merger within 90 days following March 2, 2011.   The purpose of the additional acquisition of CGNA shares is to allow Hunt to acquire the remaining equity interests in CGNA, resulting in CGNA becoming Hunt’s wholly-owned subsidiary.  Hunt will issue to the remaining CGNA common and preferred shareholders 5,338,041 shares of common stock and warrants to purchase 8,027,900 shares of Hunt’s common stock at an exercise price between $1 and $2.50 a share expiring on various dates between 2012 and 2014. In addition, CGNA will return 17,626 shares of Hunt’s Class A preferred stock and 6,480 shares of Hunt’s Class B preferred stock received in connection with the first closing.

The Acquisition Agreement also includes provisions for Hunt to issue certain directors, employees, advisers, vendors and consultants of CGNA up to 10,000,000 options (9,245,000 of which have been designated) to purchase shares of Hunt’s common stock at an exercise price of $1.00 per share, expiring on March 2, 2014.  These options will not begin vesting until September 1, 2011 and will then vest in equal portions over eight quarters.